Exhibit 10.23

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

LEASE AGREEMENT

THIS LEASE AGREEMENT is made as of this 12th day of January, 2006, between ARE-NEXUS CENTRE II, LLC, a Delaware limited liability company (“Landlord”), and SENOMYX, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Address:                                               4767 Nexus Centre Drive, San Diego, California

Premises:                                        The entirety of the Building (as defined below), containing approximately 64,000 rentable square feet, to be constructed by Landlord, including a “basement” parking structure (the “Basement Parking Structure”), a service loading dock, ramp and adjacent loading area, surface parking and a trellis-screened equipment yard (the “Equipment Yard”), on that legal parcel commonly known as Parcel 2 of Parcel Map 17892, in the City of San Diego, County of San Diego, State of California, according to a map filed in the Office of the County Recorder of San Diego County on August 6, 1997, and as depicted on Exhibit A.

Project:                                                     The real property on which the building (the “Building”) in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:                                    Subject to adjustment of Base Rent (i) as provided in Section 1 of this Lease, based on the rentable square footage (“RSF”) Determination procedure set forth therein, as agreed to by Landlord and Tenant, and (ii) as described in Section 4 of this Lease if Tenant elects to receive the Additional Tenant Improvement Allowance, the Base Rent payable following the Rent Commencement Date shall be as follows:

$192,000.00 per month for Lease Year one of the Term (based on 64,000 square feet of rentable area), based on the monthly rental rate of $3.00 per RSF;
$197,760.00 per month for Lease Year two of the Term (based on 64,000 square feet of rentable area), based on the monthly rental rate of $3.09 per RSF;
$203,520.00 per month for Lease Year three of the Term (based on 64,000 square feet of rentable area), based on the monthly rental rate of $3.18 per RSF;
$209,920.00 per month for Lease Year four of the Term (based on 64,000 square feet of rentable area), based on the monthly rental rate of $3.28 per RSF;
$216,320.00 per month for Lease Year five of the Term (based on 64,000 square feet of rentable area), based on the monthly rental rate of $3.38 per RSF;
$222,720.00 per month for Lease Year six of the Term (based on 64,000 square feet of rentable area), based on the monthly rental rate of $3.48 per RSF;
$229,120.00 per month for Lease Year seven of the Term (based on 64,000 square feet of rentable area), based on the monthly rental rate of $3.58 per RSF;
$236,160.00 per month for Lease Year eight of the Term (based on 64,000 square feet of rentable area), based on the monthly rental rate of $3.69 per RSF;

Copyright © 2005, Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary – Do Not Copy or Distribute.  Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

$243,200.00 per month for Lease Year nine of the Term (based on 64,000 square feet of rentable area), based on the monthly rental rate of $3.80 per RSF;
$250,240.00 per month for Lease Year ten of the Term (based on 64,000 square feet of rentable area), based on the monthly rental rate of $3.91 per RSF.

Rentable Area of Premises:  approximately 64,000 RSF

Tenant’s Share of Operating Expenses:  100%

Security Deposit: $0.00	Target Commencement Date: September 1, 2006

Tenant Improvement Allowance:

Approximately $9,600,000, based on the Landlord’s maximum contribution toward Tenant Improvements of $150 per RSF; subject, however, to (i) such increased contribution as Landlord may elect pursuant to Section 1(c) of the Work Letter, and (ii) Tenant’s right to receive an “Additional Tenant Improvement Allowance” of approximately $320,000, based on the $5.00 per RSF in accordance with Section 4 below and Section 7(b) of the Work Letter.

Rent Commencement Date:	April 1, 2007, subject to adjustment for Landlord Delays, if any, in accordance with Section 2(a) of this Lease.

Base Term:	A term beginning on the Commencement Date (as defined below) and ending February 28, 2017.

Permitted Use:

Wet laboratory research and development uses, related office and other related uses and otherwise in compliance with the provisions of Section 7 hereof. “Related uses” shall include, without limitation, Tenant’s preparation of food and beverage products for testing and marketing incidental to Tenant’s research and development of flavors, flavor enhancers, and taste modulators for the packaged food and beverage industry.

Address for Rent Payment:	Landlord’s Notice Address:
385 E. Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Accounts Receivable	385 E. Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Corporate Secretary

Tenant’s Notice Address:
Prior to January 1, 2007: 11099 N. Torrey Pines Road La Jolla, CA 92037 Attention: Chief Financial Officer	After January 1, 2007: 4767 Nexus Centre Drive San Diego, CA 92121 Attention: Chief Financial Officer

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A - PREMISES DESCRIPTION	☒ EXHIBIT B - DESCRIPTION OF PROJECT
☒ EXHIBIT C – WORK LETTER	☒ EXHIBIT D - COMMENCEMENT DATE
☒ EXHIBIT E - RULES AND REGULATIONS	☒ EXHIBIT F - TENANT’S PERSONAL PROPERTY
☒ EXHIBIT G – PARKING	☒ EXHIBIT H – SURRENDER PLAN
☒ EXHIBIT I – ENVIRONMENTAL REPORTS

1.                                       Lease of Premises.

(a)                                  Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are not part of the Premises are collectively referred to herein as the “Common Areas.”  Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect:  (i) Tenant’s access to the Premises, the Basement Parking Structure, Building loading dock, or Equipment Yard; (ii) Tenant’s use of the Premises for the Permitted Use; or (iii) incorporate the building commonly known as 4757 Nexus Centre Drive, San Diego, California (“Building 4757”) or any portion thereof, or any portion of any other building or parcel adjacent to the Premises into the Common Areas of the Premises. Notwithstanding the foregoing, Landlord shall not modify (other than required repairs) the Trellis (as defined in Section 3(k) of the Work Letter) or the Screening Solution (as defined in Section 3(h) of the Work Letter) without the consent of Tenant, such consent not to be unreasonably withheld, conditioned or delayed. Throughout the Term, but subject to the limitations set forth in Section 10 below, Tenant shall have the right to access the Premises across certain of the parking areas and driveways located on the real property on which Building 4757 is located; provided that, neither Tenant nor its agents, servants, employees, invitees, assigns, subtenants and contractors (each a “Tenant Party” and collectively, “Tenant Parties”) shall have any right to park any of their vehicles within the parking areas located on the Building 4757 parcel. As a material inducement to Tenant to enter into this Lease, Landlord made and entered into that certain Road Construction and Dedication Agreement dated December 22, 2005 (the “Road Agreement”), with Nexus Science Center University City, LLC, a California limited liability company (“Nexus”), and Landlord hereby covenants to perform Landlord’s obligations under the Road Agreement, and to cooperate with Tenant, at no additional expense to Landlord, in the event Tenant exercises any of its rights as third party beneficiary of such Road Agreement. In such event, Tenant shall be solely responsible for costs and expenses that Tenant elects to incur (and without obligation to do so) in enforcing its rights thereunder. Landlord covenants that Landlord shall not modify, amend or terminate the Road Agreement in any manner which adversely affects Tenant, nor waive any obligation of Nexus under the Road Agreement in any manner which adversely affects Tenant, without the prior written approval of Tenant, which shall not be unreasonably withheld, conditioned or delayed by Tenant.

(b)                                 Landlord shall cause the Premises to be measured by Landlord’s Architect promptly after the Tenant’s Work (as defined in the Work Letter) is substantially completed (but not later than the Rent Commencement Date) and shall submit Landlord’s Architect’s determination of the Rentable Area of the Premises (the “Proposed Determination”) to Tenant for its review (at Tenant’s sole expense) and approval, which shall not be unreasonably withheld, conditioned or delayed. If Tenant objects to the Proposed Determination, Tenant may provide written notice to Landlord of Tenant’s objection to the Proposed Determination within 10 business days of the receipt of the Proposed Determination and in such event the Rentable Area of the Premises will be decided pursuant to the arbitration mechanism described in Section 1(c) (with the Tenant-approved Proposed Determination, or the Rentable Area of the Premises determined by arbitration, hereinafter referenced to as the “Determination”). If Tenant does not provide written notice of its objection to the Proposed Determination within such 10 business day time period, Tenant’s right to object to the Proposed Determination shall be deemed waived. The Rentable Area of the Premises shall be calculated according to the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996), provided, however, that no floor area of the Building (nor of the Basement Parking Structure or Equipment Yard) other than the floor area of the first and second floors of the Building shall be included in the determination of the Rentable Area of the Premises (i.e. regardless of whether any portion of the Basement Parking Structure, roof or the Equipment Yard includes any storage areas, machinery or electrical rooms or HVAC chiller facilities, such areas shall not be included in the conversion factor used to adjust usable area of the Premises to rentable area, but any such areas shall be included to the extent that they are located within the Building on either the first or second floor of the Building). Notwithstanding the foregoing, for purposes of determining Base Rent and regardless of the actual rentable square footage of the Premises, the Rentable Area of the Premises shall be adjusted as necessary such that the Determination of the Rentable Area of the Premises for purposes of Tenant’s Base Rent obligations and Landlord’s Tenant Improvement Allowance contributions shall not be greater than 65,280 rentable square feet nor less than 62,720 rentable square feet, provided that the Premises shall be constructed in material conformance with the LI Plans (as defined in the Work Letter).

(c)                                  Arbitration.

(i)                                     Within ten (10) days of Tenant’s written notice to Landlord of its election to arbitrate the determination of the Rentable Area of the Premises, each party shall deliver to the other a proposal containing the Rentable Area of the Premises that the submitting party believes to be correct (“RSF Proposal”). If either party fails to timely submit an RSF Proposal, the other party’s submitted proposal shall determine the Rentable Area of the Premises. If both parties submit RSF Proposals, then Landlord and Tenant shall meet within seven (7) days after delivery of the last RSF Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Rentable Area of the Premises. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within ten (10) days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Rentable Area of the Premises. The two (2) Arbitrators so appointed shall, within five (5) business days after their appointment, appoint a third Arbitrator. If the two (2) Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon ten (10) days prior written notice to the other party of such intent.

(ii)                                  The decision of the Arbitrator(s) shall be made within thirty (30) days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Rentable Area of the Premises is not determined by the Rent Commencement Date, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent payable if the Rentable Area of the Premises equaled 64,000 rentable square feet until the final Determination is made. After the Determination of the Rentable Area of the Premises, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Rentable Area of the Premises.

(iii)                               For purposes of this Section 1(c), an “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and shall (i) be an architect with not less than ten (10) years of experience who devotes substantially all of his or her time to architectural work at the time of appointment and (ii) be in all respects impartial and disinterested.

(d)                                 Adjustments. In the event that pursuant to the procedure described in this Section 1, it is determined that the Determination of the Rentable Area of the Premises shall be different from the amount estimated in the Basic Lease Provisions, all amounts, percentages and figures appearing or referred to in this Lease based upon such estimated amount (including, without limitation, the amount of the “Base Rent” and Base Rent adjustment, if applicable pursuant to Section 4 of this Lease, and the amount of the Tenant Improvement Allowance and any Additional Tenant Improvement Allowance requested by Tenant, as such terms are defined in the Work Letter) shall be modified in accordance with the final Determination of the Rentable Area of the Premises.

2.                                       Delivery; Acceptance of Premises; Commencement Date.

(a)                                  Delivery. Subject to the occurrence of Tenant Delays and Force Majeure Delays, Landlord shall (i) cause Initial Delivery to occur on or before February 1, 2006, (ii) cause the Building to be in Water-Tight Delivery condition on or before May 1, 2006, (iii) deliver the Premises to Tenant on or before the Target Commencement Date, with Substantial Completion of Landlord’s Work (“Delivery” or “Deliver”) and (iv) cause Final Completion of the Landlord’s Finish Work on or before the later of (a) thirty (30) days following Landlord’s receipt of Tenant’s Finish Work Notice and (b) the date upon which Tenant shall have completed the Tenant Improvements in their entirety.

If Landlord fails to: (w) cause Initial Delivery to occur on or before February 1, 2006, (x) cause the Building to be in Water Tight Delivery condition on or before May 1, 2006, (y) Deliver the Premises on or before the Target Commencement Date or (z) cause Final Completion of Landlord’s Finish Work to occur on or before the later of (A) thirty (30) days following Landlord’s receipt of Tenant’s Finish Work Notice and (B) the date upon which Tenant shall have completed the Tenant Improvements in their entirety, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as set forth in Section 2(e) hereof. Notwithstanding the foregoing, if due to a Landlord Delay (I) Initial Delivery does not occur on or before February 1, 2006, (II) the Building is not in Water-Tight Delivery condition on or before May 1, 2006, (III) Substantial Completion of Landlord’s Work has not occurred on or before the Target Commencement Date, or (IV) Final Completion of the Landlord’s Finish Work does not occur on or before the later of (u) thirty (30) days following Landlord’s receipt of Tenant’s Finish Work Notice and (v) the date upon which Tenant shall have completed the Tenant Improvements in their entirety, and any such Landlord Delay, respectively, causes delays in both the commencement of applicable portions of Tenant’s Work and the completion of Tenant’s Work such that Tenant is unable to obtain a certificate of occupancy (or its equivalent) for the Premises by January 1, 2007, as Tenant’s sole and exclusive remedy for such failure(s) except as set forth in Section 2(e) hereof the Rent Commencement Date shall be extended by one day for each day of such Landlord Delay. As a condition to any such extension of the Rent Commencement Date, Tenant shall be required to provide written notice to Landlord from time to time and on an ongoing basis of any such delay in the commencement and completion of the Tenant’s Work due to Landlord Delay. As used herein, the terms “Tenant Delays,” “Force Majeure Delays,” “Initial Delivery,” “Water-Tight Delivery,” “Substantial Completion of Landlord’s Work,” “Final Completion of Landlord’s Finish Work,” “Tenant’s Finish Notice,” “Tenant’s Finish Work Notice,” “Tenant Improvements” and “Landlord Delay” shall have the meanings set forth for such terms in the Work Letter.

(b)                                 Commencement Date. The “Commencement Date” shall be the later of:  (1) the Completion Date (as defined in the Work Letter); and (2) the Target Commencement Date. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date and the Rent Commencement Date are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions and any Extension Terms which Tenant may elect pursuant to Section 40 hereof. Any occupancy of the Premises prior to the Rent Commencement Date shall be subject to all of the terms of this Lease, except that Tenant shall not be obligated to pay any Rent (aside from the cost of any utilities during such period of occupancy) to Landlord for such occupancy.

(c)                                  Acceptance of Premises. Except as set forth in the Work Letter, Tenant shall accept the Premises in their condition as of the Commencement Date, subject to Landlord’s Substantial Completion of Landlord’s Work and Final Completion of Landlord’s Finish Work, and all punch list items associated therewith, and subject to all applicable Legal Requirements (as defined in Section 7 hereof) and Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken; provided, however, that the foregoing presumption relates only to Landlord’s construction and delivery obligations relating to Rent commencement, and shall not limit any of Landlord’s obligations under Section 7(c), Section 13 or elsewhere in this Lease, including, without limitation, the Work Letter. Landlord hereby represents to Tenant that, excluding the documents related to the final dedication of the portion of Project to be dedicated for use as part of Executive Drive, Landlord has no actual knowledge of any recorded restrictions on Landlord’s title to the Project or restrictions which are pending submission for recording which have not been delivered by Landlord to Tenant prior to Lease execution. Tenant agrees and acknowledges that, except as expressly set forth elsewhere in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Tenant and Landlord in executing this Lease do so in reliance upon the other party’s representations, warranties, acknowledgments and agreements contained herein.

(d)                                 Determination of Substantial Completion and Final Completion. If Tenant objects to Landlord’s determination of the date of Substantial Completion and/or the date of Final Completion (each, a “Completion Determination”), Tenant may provide written notice to Landlord of Tenant’s objection to the applicable Completion Determination within 10 business days of the receipt of the Completion Determination and in such event the date of Substantial Completion and/or the date of Final Completion as applicable will be decided pursuant to the arbitration mechanism described in this Section 2(d). If Tenant does not provide written notice of its objection to the Completion Determination within such 10 business day time period, Tenant’s right to object to the Completion Determination shall be deemed waived.

(i)                                     Within ten (10) days of Tenant’s written notice to Landlord of its election to arbitrate the determination of the Completion Determination, Tenant shall deliver to Landlord the certification of Tenant’s Architect (as defined in the Work Letter) containing the date of Substantial Completion and/or Final Completion that Tenant’s Architect believes to be correct (“Completion Proposal”). If Tenant fails to timely submit a Completion Proposal, Landlord’s Completion Determination shall determine the date of Substantial Completion and/or Final Completion as applicable. If Tenant submits a Completion Proposal, then Landlord and Tenant shall meet within seven (7) days after delivery of Tenant’s Completion Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the date of Substantial Completion and/or Final Completion as applicable. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within ten (10) days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the date of Substantial Completion and/or Final Completion as applicable. The two (2) Arbitrators so appointed shall, within five (5) business days after their appointment, appoint a third Arbitrator. If the two (2) Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon ten (10) days prior written notice to the other party of such intent.

(ii)                                  The decision of the Arbitrator(s) shall be made within thirty (30) days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The single Arbitrator shall determine which of the Completion Determination or the Completion Proposal is closest to being correct. The decision of the single Arbitrator shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. After the determination of the date of Substantial Completion and/or Final Completion as applicable, the parties shall make any necessary adjustments to the Rent Commencement Date. Landlord and Tenant shall then execute an amendment recognizing the Rent Commencement Date.

(iii)                               For purposes of this Section 2(d), an “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and shall (i) be an architect with not less than ten (10) years of experience who devotes substantially all of his or her time to architectural work at the time of appointment and (ii) be in all respects impartial and disinterested.

(e)                                  Termination Due to Landlord Delay. Subject to the occurrence of Tenant Delays and Force Majeure Delays, if Substantial Completion of Landlord’s Work does not occur on or before December 31, 2007, then beginning January 1, 2008 until such time as Substantial Completion has occurred Tenant shall have the right to send Landlord a written notice (the “Late Delivery Termination Notice”) stating Tenant’s election to terminate this Lease without payment or penalty of any kind unless Landlord causes Substantial Completion to occur within thirty (30) days following Landlord’s receipt of the Late Delivery Termination Notice. Failure of Substantial Completion to occur within thirty (30) days following Landlord’s receipt of the Late Delivery Termination Notice shall result in the automatic termination of this Lease without further liability of either party to the other as of the end of such thirtieth (30th) day. Tenant agrees to execute such documents as may be reasonably requested by Landlord in order to evidence the termination of this Lease.

3.                                       Rent.

(a)                                  Base Rent. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month after the Rent Commencement Date, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing at least thirty (30) days in advance of such change becoming effective. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations; provided that the foregoing shall not limit Tenant’s rights under applicable law in the event Landlord breaches Tenant’s covenant of quiet enjoyment or fails to deliver the Premises as required by the Work Letter. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease. For purposes of this Lease, “Lease Year” shall mean each period of twelve (12) consecutive months commencing on the Rent Commencement Date, provided that Lease Year ten shall expire no later than February 28, 2017, regardless of the actual Commencement Date.

(b)                                 Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”):  (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.                                       Base Rent Adjustments. Base Rent shall be increased (a) as of the Rent Commencement Date by an amount equal to $4,270.69 per month (based on the estimated Rentable Area of the Premises of 64,000 square feet of rentable area, one hundred eighteen (118) months amortization period and a ten percent (10%) interest rate, but subject to adjustment in accordance with Section 1(d) above) if Tenant requests and receives the Additional Tenant Improvement Allowance (as defined in the Work Letter) in writing on or before the earlier of (i) substantial completion of the Tenants’ Work, and (ii) the Rent Commencement Date and (b) as provided in the Basic Lease Provisions. If Base Rent is increased pursuant to clause (a) of the preceding sentence such increase shall apply to Base Rent payable throughout the Term (e.g. if Tenant requests and receives the Additional Tenant Improvement Allowance, Base Rent for Lease Year two of the Term would be $202,030.69 per month, Base Rent for Lease Year three of the Term would be $207,790.69 per month, etc.).

5.                                       Operating Expense Payments. Landlord shall deliver to Tenant Landlord’s reasonable estimate, in writing, of Operating Expenses for each ensuing calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time, but no more than twice during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements which are not excluded below (amortized over the useful life of such capital items with interest imputed on the unamortized balance at the rate of the “Prime Rate” as published in the Money Rates section of The Wall Street Journal plus 2% calculated as of the last business day of each calendar quarter, as reasonably determined by Landlord), and the costs of Landlord’s third-party property manager or, if there is no third party property manager, administration rent, in the amount of two percent (2%) of Base Rent, excluding only:

(a)                                  the original construction costs of the Project and costs of correcting defects in such original construction made during the initial seven (7) years of the Term (or which are required as a result of any defects in such construction discovered within such seven (7) year period, regardless of Landlord’s failure to make such repairs or renovations if disclosed to Landlord within such period);

(b)                                 intentionally deleted;

(c)                                  the cost of any capital repairs or improvements made with respect to the Project (i) which are performed within the first seven (7) years of the Term except for (x) the cost of capital improvements or replacements intended to effect economies in the operation or maintenance of the Project, or any portion thereof, and (y) capital improvements or replacements required under any Legal Requirements enacted or first enforced after the Compliance Date or pursuant to modified Legal Requirements if such modifications first become effective or enforced after the Compliance Date, or (ii) which are required as a result of any defects in the construction of the Project discovered within such seven (7) year period, regardless of Landlord’s failure to make such repairs or renovations if disclosed to Landlord within such period (unless, and except to the extent that, such capital repairs are attributable to the negligence or willful misconduct of Tenant or anyone under Tenant’s control in the use, occupancy, operation, maintenance or alteration of the Premises or the failure of Tenant to maintain the Premises in accordance with Section 14 hereof, in which case there shall be no such limitation with respect to that portion of the cost of any capital repairs attributable to Tenant’s negligence or willful misconduct);

(d)                                 structural repairs or improvements to the Building roof (i.e. exclusive of the roof membrane) or the Building (inclusive of the footings and foundations, Basement Parking Structure pads and ramps, and the structural walls, floors and roof supports of the Building and the Equipment Yard) (unless, and except to the extent, attributable to the negligence or willful misconduct of Tenant or anyone under Tenant’s control in the use, occupancy, operation, maintenance or alteration of the Premises);

(e)                                  interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(f)                                    depreciation of the Project (except for the amortization of any capital improvements, the cost of which are includable in Operating Expenses to the extent permitted herein);

(g)                                 advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants, and any advertising or marketing expenses;

(h)                                 legal and other expenses incurred in the negotiation or enforcement of leases or in Landlord’s defense of any action brought under this Lease or otherwise pursuant to Landlord’s defense of Tenant’s quiet enjoyment of the Premises (but subject to recovery in accordance with the terms of this Lease including pursuant to Section 44(l) hereof);

(i)                                     completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(j)                                     salaries, wages, benefits and other compensation paid to officers and employees of Landlord above the level of project engineer, or who are not assigned in whole, to the operation, management, maintenance or repair of the Project, or if assigned to the Project as a portion of such person’s employment obligations, in excess of an equitable share of such person’s compensation based on services rendered to the Premises;

(k)                                  general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l)                                     costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(m)                               costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement;

(n)                                 penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes or any payment pursuant to private assessments or equipment leases, if any, required to be made by Landlord hereunder before delinquency;

(o)                                 overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(p)                                 costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(q)                                 costs incurred in the sale or refinancing of the Project;

(r)                                    net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(s)                                  any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project, including but not limited to Taxes, insurance and maintenance and repairs related to the parking areas of the Project paid by tenant(s) of Building 4757 or other third parties with parking rights at the Project from time to time;

(t)                                    costs or expenses resulting from the recordation of any covenants or restrictions against the title to the Project following the date hereof;

(u)                                 any costs or expenses associated with the maintenance, repair, improvement or alteration of Building 4757, or any portion of the legal parcel on which Building 4757 is located, including, but not limited to the parking areas (including any repairs or resurfacing of the existing parking areas of Building 4757), landscaped areas and driveways located on such parcel;

(v)                                 Any costs or expenses which are duplicative of maintenance and repair costs and expenses incurred by Tenant in satisfaction of Tenant’s maintenance and repair obligations under this Lease, as long as Tenant is not in default for its failure to perform such obligations;

(w)                               Operating Expense reserves (including reserves for Taxes);

(x)                                   Costs or expenses for the acquisition of sculpture, paintings or other works of art, but not the reasonable expenses of maintaining, repairing and insuring same if works of art are required to be installed by any Legal Requirement;

(y)                                 The costs of any “tap fees” or one time lump sum sewer, water or other utility connection fees for the Project;

(z)                                   Costs or fees relating to the defense of Landlord’s title to or interest in the Building and/or the Project, or any part thereof;

(aa)                            Rentals and other related expenses, if any, incurred in leasing air conditioning systems or other equipment ordinarily considered to be of a capital nature to the extent such costs exceed the amount otherwise includable in Operating Expenses hereunder if purchased rather than leased by Landlord;

(bb)                          Costs incurred in connection with environmental testing, clean up, response action or remediation on, in or under or about the Project (other than the Premises), except to the extent the responsibility of Tenant pursuant to the express terms of this Lease in which case Tenant shall be solely responsible for the costs thereof;

(cc)                            Costs which would be recoverable by Landlord pursuant to its insurance policies for which Landlord seeks payment from Tenant as an Operating Expense (provided, however, that nothing contained within this clause (cc) is intended to require Landlord to submit claims for matters which Landlord does not reasonably believe are covered by its insurance policies); and

(dd)                          Any costs, fees or expenses for management, supervision, overhead or administration which are in addition to or which are duplicative of Landlord’s management fee or administration rent described above.

Within ninety (90) days after the end of each calendar year (or such longer period as may be reasonably required but not more than one hundred eighty (180) days), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail:  (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within thirty (30) days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within thirty (30) days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within thirty (30) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such thirty (30) day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the five (5) largest in the United States, with offices in San Diego County, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within thirty (30) days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than five percent (5%) then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.

“Tenant’s Share” shall be the percentage set forth in the Basic Lease Provisions as Tenant’s Share. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.                                       Additional Improvements.

(a)                                  Subject to Section 12 hereof and to all Legal Requirements (as defined below), Tenant shall have the right to construct, from time to time, Hazardous Materials (as defined below) storage areas, equipment rooms, and general storage facilities within the Basement Parking Structure and the other Tenant Parking Spaces (as defined in Section 10 below) of the Project, and within the boundaries of the Equipment Yard depicted on Exhibit A, which may be used by Tenant for Hazardous Materials storage (including, but not limited to, hazardous safety structures within the Equipment Yard), equipment rooms and other storage facilities associated with Tenant’s occupancy of the Building, at no additional Base Rent for the use of such facilities (nor shall such storage areas in the Basement Parking Structure or in the other Tenant Parking Spaces of the Project or in the Equipment Yard be incorporated into any conversion factor used in the determination of Rentable Area of the Premises). Landlord shall have the right to be exercised at the time of Tenant’s request for Landlord’s consent to construct such Hazardous Materials storage areas, equipment rooms and general storage facilities, in its sole and absolute discretion, to require Tenant to remove any such improvements installed by Tenant as part of such storage area rights and restore all such areas to their intended use upon the expiration or earlier termination of the Term. Tenant shall not be entitled to any additional Tenant Parking Spaces should any such improvements made by Tenant eliminate any parking spaces otherwise made available to Tenant at the Project.

(b)                                 Subject to Section 12 and Section 42 of this Lease, all Legal Requirements and to the requirements of Landlord’s warranties relating to the roof of the Building, the Basement Parking Structure and the Equipment Yard (if any), at no cost to Tenant, for so long as Tenant leases the entire Building, Tenant shall have the exclusive right during the Term to use the roof of the Building, the Basement Parking Structure and the Equipment Yard for the purpose of installing, operating and maintaining an antennae, supplemental air-conditioning units, air handlers, de-ionized water equipment and other mechanical and electrical equipment (the “Supplemental Equipment”). In addition to the Equipment Yard, Landlord shall make available for the for the exclusive use of Tenant (A) a portion of the Project which may be designated by Tenant as a screened trash enclosure and (B) a portion of the Project in close vicinity to the Building loading dock which may be designated by Tenant for the storage of Tenant’s liquid nitrogen tanks or other liquid storage tanks. The cost for constructing any such improvements shall be payable by Tenant, subject to reimbursement from the TI Fund (as defined in the Work Letter).

7.                                       Use.

(a)                                  Permitted Use. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, Title III of the Americans With Disabilities Act (“ADA”)  and any requirements of the Planned Industrial District (collectively, “Legal Requirements” and each, a “Legal Requirement”) provided, however, that Landlord shall not consent to any restrictive covenants on the Project that materially restrict Tenant’s Permitted Use or which cause Tenant to incur any additional costs otherwise excluded from Operating Expenses. Tenant shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance or increase the insurance risk (unless the use associated with such increased risk is consistent with the Permitted Use, including, without limitation, the controlled use of volatile chemical compounds and biological reagents in Tenant’s research and development activities, consistent with good laboratory practices). Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section 7 or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or tenants of Building 4757, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment in or upon the Premises whose weight exceeds 1,000 pounds of live load per square foot or transport or move such items through the Common Areas of the Project or in the Project elevators in excess of the elevator weight capacity rating, without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the then-existing capacity of the Project.

(b)                                 Tenant Improvements and Alterations. Tenant at its sole expense shall make all alterations or modifications to the Premises which may be imposed by Legal Requirements pursuant to Tenant’s construction or installation of the Tenant Improvements (other than to the extent required as a result of any non-compliance of Landlord’s Work with such Legal Requirements in effect at the time the applicable portion of the Landlord’s Work was Substantially Completed or the applicable portion of Landlord’s Finish Work was Finally Completed in accordance with the Work Letter, which alterations or modifications shall be Landlord’s obligation at its sole cost and expense) or imposed pursuant to any subsequent alterations to the Premises made by Tenant, or that are required by Legal Requirements first imposed, modified or supplemented after the applicable portion of the Landlord’s Work was Substantially Completed or the applicable portion of Landlord’s Finish Work was Finally Completed, respectively, in accordance with the Work Letter (including, without limitation, compliance of the Premises with modifications to the accessibility requirements ADA).

(c)                                  Compliance with Legal Requirements. Landlord shall correct, repair or replace any non-compliance of the Landlord’s Work, including, but not limited to the Building shell, Building Systems and the Common Areas, with all applicable Legal Requirements in effect as of the date of Substantial Completion of Landlord’s Work, and with respect to Landlord’s Finish Work, the date of Final Completion thereof (as applicable, the “Compliance Date”), including, without limitation, the provisions of ADA in effect as of the Compliance Date. Said costs of compliance shall be Landlord’s sole cost and shall not be included as part of Operating Expenses. Landlord shall correct, repair or replace any non-compliance of the Building structure or Common Areas with any changes or amendments to the ADA in effect after the Compliance Date, provided that (subject to the limitations of Section 5 above) the cost of such repairs or replacements (amortized over the useful life thereof using Landlord’s market cost of funds if capital in nature) shall be included as Operating Expenses payable by Tenant in accordance with Section 5 above. All other ADA compliance issues which pertain to the Premises, including, without limitation, in connection with Tenant’s construction of the Tenant Improvements or any alterations or other improvements to the Premises (and any resulting ADA compliance requirements in the Common Areas), and the operation of Tenant’s business and employment practices in the Premises, shall be the responsibility of Tenant at its sole cost and expense. The repairs, corrections or replacements required of Landlord or of Tenant under the foregoing provisions of this Section 7(c) shall be made promptly by Landlord or Tenant, as applicable, following notice of non-compliance from any applicable Governmental Authority (as defined in Section 9 below).

8.                                       Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to (x) one hundred percent (100%) of Rent in effect during the last thirty (30) days of the Term (payable on a per diem basis) for the first sixty (60) days that Tenant is a tenant at sufferance (y) one hundred fifty percent (150%) of Rent in effect during the last thirty (30) days of the Term commencing upon the sixty-first (61st) day that Tenant is a tenant at sufferance, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including for consequential damages; provided, however, that Landlord shall not be entitled to consequential damages resulting from any holdover by Tenant of sixty (60) days or less from the end of the Term. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal of this Lease.

9.                                       Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes:  (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord’s business of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive; provided that such determination is reasonable and made in good faith. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand. Tax refunds, if any, shall be credited against Taxes for the year paid, including any interest which may be received thereon from the taxing authority, and Landlord shall refund to Tenant within thirty days (30) after receipt of any such tax refund, the amount to which Tenant is entitled plus its pro-rata share of any interest corresponding to such amount to the extent received from the Governmental Authority, provided Tenant paid Taxes for the year relating to such refund. Any assessment of Taxes shall be deemed imposed in the maximum number of installments permitted by applicable Legal Requirement, whether or not actually paid.

Provided that Tenant is not in Default, if Tenant reasonably believes that the amount of any Tax is improper for any reason, Tenant may notify Landlord in writing of Tenant’s desire that such Tax amount be contested or challenged and thereafter at Tenant’s sole cost and expense and in Tenant’s own name or, whenever necessary in the name of Landlord (provided that Tenant has first received the prior written consent of Landlord which consent shall not be unreasonably withheld) contest such Tax with the applicable Governmental Authority. Tenant shall indicate the basis for Tenant’s contention that such Tax amount is improper in Tenant’s notice to Landlord. Upon receipt of any such request from Tenant, Landlord shall promptly meet with Tenant to discuss whether or not it is appropriate to initiate a challenge or contest of such Tax amount or to take no action with respect thereto; provided however, that if Tenant is liable for the Tax amount, Landlord agrees to reasonably cooperate with Tenant’s legal challenge to such Tax obligation at Tenant’s sole cost and expense.

Landlord shall not voluntarily issue any assessments or bonds for the Project which would increase Tenant’s payment of Taxes without Tenant’s prior written consent, which may be withheld in Tenant’s sole and absolute discretion; provided that the foregoing limitation shall in no way limit Tenant’s obligation to pay any Taxes owed on account of assessments or bonds for the Project that are initiated or issued by any Governmental Authority or person other than Landlord.

10.                                 Parking; Vehicular Access.

(a)                                  Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below), and a reduction of parking spaces pursuant to Section 6(a) hereof, Landlord shall make available to Tenant during the Term not less than one hundred seventy-six (176) parking spaces (before any Tenant Alterations which may reduce the number of spaces available) identified on Exhibit G hereto (the “Tenant Parking Spaces”), subject in each case to Landlord’s reasonable rules and regulations, which shall not be discriminatorily enforced by Landlord. As long as Tenant is the sole tenant of the Building, Tenant shall have the right, at Tenant’s sole cost, to designate Tenant Parking Spaces in the vicinity of the Building entrance and identified on Exhibit G, as reserved for Tenant’s guests, visitors, or employees. Landlord will not charge Tenant any parking rent for the use of the Project’s parking spaces. Tenant shall not Overburden the parking areas of the Project. For purposes hereof Tenant shall be deemed to “Overburden” the parking areas of the Project if Tenant allows any Tenant Parties to utilize parking spaces on the Project in excess of the combination of the Tenant Parking Spaces and the number of other parking spaces at the Project which have been assigned to third parties other than Tenant (such other parking spaces being referred to as the “Excess Parking Spaces”) without the consent of Landlord or the third parties holding such parking rights. Landlord and Tenant acknowledge that as of the date hereof 57 unreserved parking spaces have been assigned to the Building 4757 tenant. If Tenant Overburdens the parking area of the Project in violation of this Section 10, Landlord may require Tenant to obtain alternative off-Project parking for such excess use. If any of the Tenant Parking Spaces are eliminated during the Term solely as a result of the matters within Landlord’s reasonable control (as opposed to matters not within Landlord’s reasonable control such as condemnation or casualty) and not in connection with a benefit being provided by Landlord specifically for Tenant (e.g., at Tenant’s request), Landlord shall make reasonable substitute parking (for the number of spaces eliminated) available for use by Tenant, which shall be located on either the Building 4757 parcel or any other adjacent parcel unless Landlord provides reasonable accommodations for Tenant’s employees in the form of regular shuttle service during Tenant’s normal business hours in the Premises. Tenant shall not permit any Tenant Party to park on the real property on which Building 4757 is located.

(b)                                 Landlord shall promulgate reasonable non-discriminatory rules and regulations to Tenant and the tenant(s) of Building 4757 and any other third party who may have parking rights at the Project from time to time regarding shared parking at the Project as well as ingress and egress to the Project from Building 4757 and to Building 4757 from the Project. Specifically, such rules and regulations will provide that, except as may otherwise be agreed to by Tenant and the tenant(s) of Building 4757, (i) commencing upon the date that Executive Drive is open to public use to the point which is adjacent to the Project, during normal business hours (x) neither Tenant nor any Tenant Party shall access the Project through the real property on which Building 4757 is located and that all ingress and egress shall occur via Executive Drive and (y) no tenant of Building 4757 or any other third party who may have parking rights at the Project or in the parking areas of Building 4757 from time to time nor any of such tenants or third party’s employees, guests, invitees or visitors shall access Building 4757 or the Excess Parking Spaces of the Project via Executive Drive and that all ingress and egress to Building 4757 shall occur through the real property on which Building 4757 is located, and (ii) the tenant(s) of Building 4757 or any other third party who may have parking rights at the Project or in the parking areas of Building 4757 from time to time shall not utilize any of the Tenant Parking Spaces.

(c)                                  Landlord shall not be responsible for enforcing Tenant’s parking rights or access rights against any third parties. Notwithstanding the foregoing, following written notice from Tenant to Landlord disclosing with reasonable detail the manner in which Tenant’s parking rights have been violated, Landlord agrees to use commercially reasonable efforts to enforce the rights of Tenant to the Tenant Parking Spaces as against the tenant(s) of Building 4757 and any other third party who may have parking rights at the Project or in the parking areas of Building 4757 from time to time. Tenant shall have the right to directly enforce its parking rights as to the Tenant Parking Spaces at no cost or expense to Landlord, including, without limitation, the designation of those Tenant Parking Spaces in the vicinity of the Excess Parking Spaces as for the Exclusive Use of Tenant and the Tenant Parties if the tenant(s) of Building 4757 or any other third party who may have parking rights at the Project or in the parking areas of Building 4757 from time to time consistently utilize any of the Tenant Parking Spaces. If the Building 4757 tenant(s) or any other third party who may have parking rights at the Project or in the parking areas of Building 4757 from time to time consistently utilize Executive Drive as a manner of ingress and egress, following written notice to Landlord and a reasonable period of time for Landlord to attempt to correct the misuse of ingress and egress by such Building 4757 tenant(s) or any other third party who may have parking rights at the Project or in the parking areas of Building 4757 from time to time, Tenant shall have the right at Tenant’s sole cost and expense and subject to the requirements of Section 12 hereof, to implement such reasonable traffic control and reduction measures as Tenant reasonably deems necessary to preclude the use of Executive Drive as a manner of ingress and egress by Building 4757 tenant(s) or any other third party who may have parking rights at the Project or in the parking areas of Building 4757 from time to time, including, without limitation, the right to install traffic control improvements in the Project, such as speed bumps, rumble strips, card-activated arm bars and the like, only to the extent permitted by applicable Legal Requirements.

11.                                 Utilities, Services. Subject to the terms of this Section 11, Landlord shall provide refuse and trash collection and shall provide hook-ups with respect to water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services) (refuse and trash collection, water, electricity, heat, light, power, telephone, sewer and other utilities collectively, the “Utilities”). Landlord shall pay, as Operating Expenses (to the extent not excluded therefrom), all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord, at its sole cost and expense and not as an Operating Expense, shall be solely responsible for and shall pay all tie-in costs, meter deposits and any other hook-up fees and initial service deposits required to initially connect the public Utilities to the Project; and Landlord shall, at Landlord’s sole cost and expense, cause the public Utilities to be separately metered and demised from the Building 4757 parcel. The cost of all applicable Utilities provided to the Premises during the Term of this Lease shall be paid by Tenant, prior to delinquency, directly to the applicable utility provider, and Landlord shall provide for the initial transfer of all such Utilities into Tenant’s name at the Premises on or about the Commencement Date. Any utility deposit made by Tenant shall be Tenant’s sole and separate property. No interruption or failure of Utilities shall result in eviction or constructive eviction of Tenant, termination of this Lease or, unless attributable to Landlord’s gross negligence or willful misconduct, the abatement of Rent. Notwithstanding the foregoing, if as a result of any interruption or failure of Utilities that is due to Landlord’s gross negligence or willful misconduct and not as a result of a failure by any utility service provider or the actions of any other party not under the control of Landlord, the Premises or a portion of the Premises is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of it business and does not in fact use that portion of the Premises) (a “Service Failure”), then Tenant shall be entitled to an abatement of Base Rent with respect to the portion of the Premises Tenant is prevented from using by reason of the Service Failure if the Service Failure is not remedied within five (5) days following the Tenant’s provision of written notice to Landlord of the occurrence of a Service Failure or if Service Failures for any twelve (12) month period total more than ten (10) days (whether or not consecutive) (the “Service Failure Threshold”). Base Rent shall be abated commencing on the first day following the passage of the Service Failure Threshold and continue until Tenant is no longer so prevented from using such portion of the Premises. In no event shall Tenant be charged any mark up or premium for overtime or after hours operation of the Building heating, ventilating and air-conditioning (“HVAC”) systems.

Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide emergency generators with not less than the stated capacity of the emergency generators provided as part of Landlord’s Work (the “Emergency Generators”), and (ii) to obtain all necessary permits and licenses for the installation of the Emergency Generators (including any air quality permits for the initial operation thereof). Tenant shall be solely responsible for maintaining (a) the Emergency Generators which maintenance responsibility shall include contracting with a third-party to maintain the Emergency Generators as per the manufacturer’s standard maintenance guidelines and (b) all necessary permits and licenses relating to the Emergency Generators (including any air quality permits) including those initially obtained by Landlord. Following initial delivery of the Emergency Generators in good operating condition and in compliance with all Legal Requirements and free of construction defects, Landlord shall have no additional obligation to maintain the Emergency Generators in operational condition, or to provide any replacement emergency generators or back-up power or to supervise, oversee or confirm that the third-party maintaining the Emergency Generators is maintaining the Emergency Generators as per the manufacturer’s standard guidelines or otherwise; provided, however, that if the Emergency Generators are not operational for any reason other than Tenant’s negligent maintenance, repair or operation of the Emergency Generator, Tenant shall be permitted, in Tenant’s sole discretion, to cause the Emergency Generators to be replaced with Tenant-owned emergency generators and/or supplemental back-up power supplies as a Notice-Only Alteration

(as defined in Section 12 below), which equipment shall be removed by Tenant from the Project upon the expiration or earlier termination of this Lease provided that Tenant restores the pad on which the Emergency Generators were located to a condition capable of receiving a replacement generator, caps all conduits and otherwise restores the area surrounding the Emergency Generators to its condition prior to the original installation thereof. During any period of replacement, repair or maintenance of the Emergency Generators when the Emergency Generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guarantee that the Emergency Generators will be operational at all times or that emergency power will be available to the Premises when needed. Except as provided above, all permits for the operation of the Emergency Generators or any other emergency generator(s) shall be the responsibility of Tenant.

12.                                 Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 14) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure, foundation, roof, load bearing walls or safety of the Building, but which shall otherwise not be unreasonably withheld or delayed. Landlord shall approve or disapprove of any such request within ten (10) business days of its receipt of such request consent. Notwithstanding the foregoing, Tenant may construct nonstructural Alterations that do not affect the watertight integrity of the Building, do not place any unreasonable load on the Building Systems, are not visible from outside the Premises and do not detract from the exterior appearance of the Building (with the exception of rooftop antennae, which shall be approved by Landlord if appropriately screened in accordance with Legal Requirements) in the Premises without Landlord’s prior approval if the cost of such Alteration on an individual basis does not exceed $25,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans and specifications (if such Alterations require plans and specifications), work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. In addition, with respect to any nonstructural Alterations that do not affect the watertight integrity of the Building, do not place any unreasonable load on the Building systems, are not visible from outside the Premises and do not detract from the exterior appearance of the Building (with the exception of rooftop antennae, which shall be approved by Landlord if appropriately screened in accordance with Legal Requirements) the cost of which, on an individual basis, will exceed $25,000 but not $50,000 (collectively with the Notice-Only Alterations, “Permitted Alterations”), Tenant shall request Landlord’s consent for such Alterations, which consent shall not be unreasonably withheld by Landlord, and if Landlord fails to respond to Tenant’s request for consent within ten (10) business days following such request, Landlord’s consent shall be deemed to have been granted to Tenant with respect to the Alteration(s) described therein. Notwithstanding the foregoing, Permitted Alterations subject to the foregoing rights of Tenant shall not exceed $250,000 in the aggregate over the Term. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than fifteen (15) business days in advance of any proposed construction, and accompanied by plans and specifications (if such Alterations require plans and specifications), bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Tenant shall also deliver “as-built” plans for all Alterations if the same are customarily available. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with reasonable insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand, Landlord’s actual out of pocket costs of plan review. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall keep all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord (i) the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors, and (ii) “as built” plans for any such Alterations if “as built” plans are customarily prepared in connection with the applicable Alterations.

Other than (A) the items, if any, listed on Exhibit F attached hereto, (B) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (C) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Fund (as defined in the Work Letter) which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind paid for with the TI Fund, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested or at the time it receives notice of a Notice-Only Alteration notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease; provided, further, that Landlord shall not be permitted to request that Tenant remove any specific Installation unless in Landlord’s reasonable judgment such Installation is either (x) not consistent with standard office/laboratory construction or (y) has customized or unique features (other than features consistent with standard lab and research and development facilities with related office use) which would detract from the value or utility of the Building and are required to be removed by Landlord as a condition to Landlord’s approval of such Installation. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein (including pursuant to Section 8 hereof to the extent such period extends beyond the expiration or earlier termination of this Lease) as if said space were otherwise occupied by Tenant.

13.                                 Landlord’s Repairs. Landlord shall maintain all of the structural elements of the Building roof (i.e. exclusive of the roof membrane) and Building (inclusive of the footings and foundations, Basement Parking Structure pads and ramps, and the structural walls, floors and roof supports of the Building and the Equipment Yard), and all capital repairs, replacements or improvements to the Project (including, but not limited to, capital items relating to the Building Systems described in Section 14 below), and subject to Tenant’s rights under Section 14 below, shall maintain the roof membrane, the exterior of the Building, the parking areas and other Common Areas of the Project, in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of the Tenant Parties excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, and to the extent such Tenant-caused damages are not covered by insurance policies for which Landlord seeks payment from Tenant as an Operating Expenses (provided, however, that nothing contained herein is intended to require Landlord to submit claims for matters which Landlord does not reasonably believe are covered by its insurance policies), such uninsured repair costs shall be made at Tenant’s sole cost and expense; provided that the foregoing shall not be deemed to supersede the Landlord’s waiver of subrogation in Section 17 below. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed; provided any cessation of services shall be scheduled with Tenant following a reasonable amount of notice under the circumstances, unless an emergency situation requires immediate interruption. Subject to Landlord’s obligation in the preceding sentence, Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section 13, after which Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14.                                 Tenant’s Repairs.

(a)                                  Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and the Project, including, without limitation, entries, doors, ceilings, interior windows, interior walls, the interior side of demising walls, HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises, the Common Areas and all other portions of the Project (“Building Systems”). Such repair and replacement shall exclude any and all structural repairs or replacements to the Building and the Project, which shall be performed by Landlord as an Operating Expense subject to the limitations of Section 5 above. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within fifteen (15) days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within thirty (30) days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

(b)                                 Notwithstanding anything to the contrary herein, Tenant shall manage the Premises and Project at its sole cost and expense (excluding, however, repairs required by casualty and any items for which Landlord is responsible pursuant to this Lease), provided that Landlord shall have the right to take over responsibility for managing any aspect of the Premises that Landlord reasonably believes is not being properly maintained by Tenant, provided, however, that Tenant first receives notice of such deficiency and thereafter fails to cure such deficiency within fifteen (15) days of notice thereof. If Landlord takes over management of the Premises the management fee set forth in Section 5 hereof shall be increased to three percent (3%) of Base Rent. Tenant shall submit all service contracts with janitors, gardeners, contractors and vendors required for Tenant’s repair and maintenance of the Building to Landlord for its approval, not to be unreasonably withheld, conditioned or delayed. Tenant shall deliver Landlord promptly after receipt copies of all other contracts or invoices related to Tenant’s maintenance of the Project. Tenant agrees that, in its maintenance of the landscaping and parking areas of the Project, it will reasonably consider, without obligation, opportunities proposed by Landlord for the provision of efficient common services to the landscaped and parking areas of the Project and the project on which Building 4757 is located. If requested by Tenant in writing, Landlord shall use commercially reasonable efforts to obtain for the benefit of Tenant reimbursement from tenant(s) of Building 4757 of an equitable share of Tenant’s costs to maintain the parking areas of the Project used by tenant(s) of Building 4757, excluding however costs or expenses for items which are not separately metered or assessed, such as the costs of electricity or irrigation. Tenant shall submit with any such request for reimbursement such reasonable documentation as Landlord or the Building 4757 tenant(s) require, including but not limited to contracts and invoices and the manner for determining the share of such costs and expenses requested to be paid by the Building 4757 tenant(s).

15.                                 Liens.

(a)                                  Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within fifteen (15) days after the filing thereof, at Tenant’s sole cost, and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

(b)                                 Notwithstanding the foregoing, Tenant shall have the right, from time to time, to grant and assign security interests in that portion of Tenant’s Property (exclusive of Installations) located in or at the Premises that Tenant specifically describes on a written list submitted to Landlord that is the sole property of Tenant and not Landlord (the “Tenant’s Lien Property”). Landlord agrees to execute, at Tenant’s sole cost and expense, commercially-reasonable waiver forms but which are not blanket lien waivers releasing Landlord’s interest in the Tenant’s Lien Property in favor of any purchase money seller, lessor or lender who has financed the Tenant’s Lien Property. Without limiting the effectiveness of the foregoing, provided that no Default shall have occurred and be continuing, Landlord shall, upon the request of Tenant, and at the Tenant’s sole cost and expense, execute and deliver any instruments reasonably necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any person or entity permitted under this paragraph including Landlord waivers with respect to any of the foregoing, and such acknowledgment shall include, if requested by the person holding such security interest, the right to enter upon the Premises following a Tenant Default for a period not to exceed thirty (30) days, for the limited purpose of removing any portion of the Tenant’s Lien Property which is so secured, provided that the secured party agrees to repair any damages resulting from the exercise of such right. Tenant shall indemnify and hold Landlord harmless from and against any and all Claims in any manner directly or indirectly related to any security interests in Tenant’s Lien Property.

16.                                 Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”), for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises by Tenant or its employees, agents or guests, for Tenant’s violation of any Legal Requirements with respect to the Project or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent attributable to the willful misconduct or gross negligence of Landlord, Landlord’s violation of any Legal Requirements with respect to the Building, or a material breach of Landlord’s obligations or representations under this Lease. Notwithstanding anything to the contrary in this Lease, Landlord shall not be released from, and shall indemnify, defend, save and hold Tenant harmless from and against all Claims and all and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees and disbursements) arising from the gross negligence or willful misconduct of Landlord or its agents or guests, Landlord’s violation of any Legal Requirements with respect to the Building, or a material breach of Landlord’s obligations or representations under this Lease. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including loss of records kept within the Premises) if the cause of such damage is of a nature which, if Tenant had elected to maintain fire and theft insurance with extended coverage and business records endorsement available on a commercially reasonable basis, would be a loss subject to settlement by the insurance carrier including, but not limited to, damage or losses caused by fire, electrical malfunctions, gas explosion, and water damage of any type including, but not limited to, broken water lines, malfunction of fire sprinkler system, roof leakage or stoppages of lines unless and except if such loss is due to the gross negligence or willful misconduct of Landlord, its agents or guests, Landlord’s violation of any Legal Requirements with respect to the Building, or a material breach of Landlord’s obligations or representations under this Lease. Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property relating to any such damage or destruction of personal property including any loss of records. Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third-party. Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts of third parties and the risk than any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant’s sole cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

17.                                 Insurance; Waiver of Subrogation.

(a)                                  Landlord, as part of Operating Expenses, shall carry insurance upon the Building (including but not limited to the Tenant Improvements, Alterations and Building Systems), in an amount equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) providing protection against any peril generally included within the classification “Fire and Extended Coverage” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability and cost thereof and, as part of Operating Expenses (but not to be deemed as being required of Landlord) shall further carry as Landlord deems appropriate coverage against flood, environmental hazard and earthquake, loss or failure of Building equipment, rental loss during the period of repair or rebuild, workmen’s compensation insurance and fidelity bonds for employees employed to perform services. Landlord, as part of Operating Expenses, shall carry public liability insurance with single limit of not less than $1,000,000.00 for death or bodily injury, or property damage with respect to the Building.

(b)                                 Tenant, at its sole cost and expense, shall maintain during the Term commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence with respect to the Premises. The commercial general liability insurance policy shall name Landlord, without liability for premiums, as additional insureds; be issued by insurance companies which have a rating of not less than policyholder rating of A- and financial category rating of at least Class XII in “Best’s Insurance Guide”; shall not be cancelable (i) for reasons other than nonpayment of premium unless at least thirty (30) days prior written notice shall have been given to Landlord from the insurer, and (ii) for nonpayment of premium unless at least ten (10) days prior written notice shall have been given to Landlord from the insurer; and shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewal certificates. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid as Additional Rent.

(c)                                  Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom relative to such damage, subject to the other provisions of this Lease. Tenant at Tenant’s cost shall carry such insurance as Tenant desires for protection with respect to personal property of Tenant or business interruption.

(d)                                 In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to:  (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Building is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

(e)                                  Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each hereby waive any and all rights of recovery against the other or against officers, directors, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under the control of the waiving party that is caused by or results from a risk which is actually or required to be insured against under this Lease without regard to the negligence or willful misconduct of the entity so released. The property insurance obtained by Landlord and Tenant shall include the foregoing waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against, which shall not be modified or terminated without prior written notice to the other party as set forth below. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Such waivers shall continue as long as the parties’ respective insurers so permit. Any termination of such a waiver shall be by written notice of circumstances as hereinafter set forth. Landlord and Tenant upon obtaining the policies of insurance required or permitted under this Lease shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, the party seeking such policy shall notify the other thereof, and the latter shall have ten (10) days thereafter to (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium. If neither (a) nor (b) are done, this waiver of subrogation shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall be unobtainable, but shall be subsequently obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever.

(f)                                    Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

18.                                 Restoration. If, at any time during the Term, any portion of the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Tenant shall immediately notify Landlord of the occurrence thereof and Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises commencing upon Tenant’s receipt of all applicable Hazardous Materials Clearances (as defined below), as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed nine (9) months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is seventy-five (75) days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within ten (10) days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within ten (10) business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is seventy-five (75) days after the later of:  (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Tenant shall use diligent efforts to obtain all necessary Hazardous Materials Clearances. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease if (a) the Premises are damaged during the last one (1) year of the Term and Landlord reasonably estimates that it will take more than two (2) months to repair such damage following receipt of all necessary Hazardous Materials Clearances, or (b) if insurance proceeds are not available for such restoration; provided, however, that the party electing to terminate this Lease provides written notice of such election to the other party within ten (10) days after Landlord notifies Tenant of the amount of time required to repair such damage. Subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense) Rent shall be abated from the date of the casualty until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business and pays for Tenant’s relocation costs and expenses, and in such event Tenant’s rent shall reflect the fair market rent of the replacement premises. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant and Landlord waive any right either of them may have to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the

Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.                                 Condemnation. If the whole or any material part of the Premises or the Project (which expressly includes the parking rights of Tenant and the Equipment Yard usage pursuant to this Lease) is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment either prevent or materially interfere with Tenant’s use of the Premises (“Material Taking”), then upon written notice by Tenant to Landlord this Lease shall terminate and Rent shall be apportioned as of said date. Notwithstanding the foregoing, if Tenant reasonably disputes Landlord’s determination that the Taking would or would not, as the case may be, constitute a Material Taking and the parties are not able to resolve such dispute, either Landlord or Tenant by written notice to the other (a “Condemnation Arbitration Notice”) may require that the matter to be resolved in accordance with the arbitration method described in Section 43.

If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking (including, but not limited to, providing reasonable replacement parking spaces and storage facilities if such Common Areas Improvements are affected) and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, without limitation, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and to seek a separate award for damage to Tenant’s trade fixtures. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.                                 Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)                                  Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided that no more than once per any consecutive twelve (12) month period and no more than three (3) times total throughout the Term, Tenant shall have a three (3) business day grace period following notice of such failure from Landlord to pay such overdue amounts; provided that such notice shall be satisfied by delivery of a notice to pay rent or quit as required under California law.

(b)                                 Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least fifteen (15) days before the expiration of the current coverage.

(c)                                  Abandonment. Tenant shall abandon the Premises except in the event that Tenant has performed all of its obligations under Section 28 prior to such abandonment and continues to perform all of its other obligations under this Lease during such abandonment.

(d)                                 Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within ninety (90) days of the action.

(e)           Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien is filed against the Premises.

(f)            Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall:  (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within ninety (90) days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g)           Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within five (5) days after a second notice requesting such document.

(h)           Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall:  (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than thirty (30) days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than ninety (90) days from the date of Landlord’s notice.

21.           Landlord’s Remedies.

(a)           Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to twelve percent (12%) per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)           Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the overdue Rent as a late charge; provided that such late charge shall not accrue upon the first late payment in any twelve (12) month period if Tenant provides the full amount due within five (5) days after receipt of notice from Landlord that such amount was not received when due. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the fifth (5th) day after the date due until paid.

(c)           Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i)            Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii)           Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A)          The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B)           The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C)           The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D)          Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E)           At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii) (A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii)          Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv)          Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v)           Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(d)           Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant or except as provided in Section 41 of this Lease. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine.

22.           Assignment and Subletting.

(a)           General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. Except in the case of a Permitted Assignment (as defined below), if Tenant is a corporation, partnership or limited liability company, with respect to shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, any transfer or series of transfers whereby forty-nine percent (49%) or more of such issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers on any national exchange as long as Tenant is publicly traded or upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of the execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

(b)           Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least fifteen (15) days, but not more than forty-five (45) days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the

Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within fifteen (15) days after receipt of the Assignment Notice:  (i) grant such consent or (ii) refuse such consent (which consent will not be unreasonably withheld or delayed) (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting). Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice. Notwithstanding the foregoing, Tenant shall be permitted to assign its interest in this Lease or sublet all or a portion of the Premises upon thirty (30) days prior written notice to Landlord but without Landlord’s prior written consent to an entity which (A) (1) controls, is controlled by, or is under common control with Tenant; (2) results from a merger of, reorganization of, or consolidation with Tenant; or (3) acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises; and (B) has a tangible net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) following such transfer which is equal to or greater than the tangible net worth (as determined in accordance with GAAP) of Tenant as of the same date, and (C) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (each a “Permitted Assignment”). In addition, a sale or transfer of the capital stock or interests in or memberships in Tenant shall be deemed a Permitted Assignment if such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant. Any assignment or sublease pursuant to a Permitted Assignment shall not relieve the assigning Tenant of any liability under this Lease. For all purposes of this Lease, the term “Tenant” shall mean Tenant and any transferee pursuant to a Permitted Assignment assuming Tenant’s interest in this Lease. Landlord acknowledges and agrees that Landlord’s right under this paragraph to receive notice in the case of a Permitted Assignment is not intended to create a consent right in favor of Landlord as to the transaction constituting the Permitted Assignment but rather the right to receive prior notice of a Permitted Assignment and Landlord shall keep all non-public information made available by Tenant to Landlord regarding the proposed Permitted Assignment confidential until the effective date of said Permitted Assignment.

(c)           Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i)            that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third-party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)           A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation:  permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project by such assignee or subtenant (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project, by such assignee or subtenant, for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d)           No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. Except in the case of a Permitted Assignment, if the rental amount received by Tenant from a sublessee or assignee (or a combination of the rental received pursuant to such sublease or assignment plus any bonus or other consideration therefor in any form, exclusive of the reasonable sales price of Tenant’s Property) exceeds the sum of the Rent payable by Tenant under this Lease (which shall exclude, however, any Rent payable under this Section 22(d)) and actual and reasonable brokerage fees, legal costs, costs paid to Landlord pursuant to its consent to such subletting or assignment, and any design or construction fees and costs directly related to and required pursuant to the terms of any such sublease), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder fifty percent (50%) of such net rental amount received by Tenant in excess of Tenant’s Rent (“Excess Rent”) within ten (10) days following receipt thereof by Tenant. Notwithstanding the foregoing, upon and after a Default Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder one hundred percent (100%) of Excess Rent within 10 days following receipt thereof by Tenant. Notwithstanding the foregoing, the calculation of Excess Rent shall be determined by the aggregate income and expense attributable to all subleases and assignments of Tenant at the Property at the time of such determination. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent; provided that, Tenant shall use commercially reasonable efforts to collect the contract rents due from any such transferee.

(e)           No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

23.           Estoppel Certificate. Tenant shall, within ten (10) business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s actual knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further factual information with respect to the status of this Lease or the Premises as may be reasonably requested thereon; provided that Tenant shall not be required to provide proprietary information pursuant to such request. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24.           Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the

Premises against any person claiming by, through or under Landlord, or otherwise claiming an interest in the Project.

25.           Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a three hundred sixty (360) day year and thirty (30) day months.

26.           Rules and Regulations. Tenant shall, at all times during the Term, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.           Subordination. Landlord represents and warrants that as of the date of this Lease, the Project is not encumbered by a mortgage, deed of trust or ground lease. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that Landlord shall use commercially reasonable efforts to obtain for the benefit of Tenant from any Holder of a future Mortgage a commercially reasonable non-disturbance agreement which provides, among other things, that so long as there is no Default hereunder, this Lease shall not be terminated and Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Notwithstanding the foregoing, Tenant shall execute and deliver, upon ten (10) business days prior written notice, such further instrument or instruments evidencing such subordination of this Lease to the lien of any such Mortgage or Mortgages as may be required by Landlord. However, if any such Holder so elects, this Lease shall be deemed prior in lien to any such Mortgage or Mortgages regardless of the date and Tenant will execute a statement in writing to such effect at Landlord’s request. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under an Mortgage, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, so long as such purchaser executes a written recognition agreement in form reasonably satisfactory to Landlord and Tenant providing that, so long as Tenant is not in Default hereunder, Tenant’s rights of occupancy shall not be disturbed and Tenant shall receive all of the rights and services provided for under this Lease. Notwithstanding anything to the contrary in this Section 27, as a condition to Tenant’s obligation to subordinate its leasehold interest to the interests of a Holder, Landlord shall obtain from any such Holder a written recognition agreement in form reasonably satisfactory to Landlord, Tenant and the Holder providing that Tenant’s rights of occupancy shall not be disturbed in the event of a termination of the Mortgage, and that in the event of such termination or foreclosure, so long as Tenant is not in Default hereunder, Tenant shall receive all of the rights and services provided under this Lease. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28.           Surrender.

(a)           Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than Landlord and its Related Parties (collectively, “Tenant HazMat Operations”), and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least three (3) months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations, and otherwise released for unrestricted use and occupancy, which actions shall be generally consistent with the surrender plan attached hereto as Exhibit H (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. Landlord shall be permitted to require reasonable modifications to account for changes in Legal Requirements following the date of this Lease or resulting from any change in the nature or quantity of the chemical, biological or radiological materials or substances utilized by Tenant during the Term as compared to materials or substances utilized by Tenant at the premises located at 11099 North Torrey Pines Road which Tenant occupies as of the date of this Lease, including but not limited to changes in the types of experiments being conducted by Tenant, the presence of any storage tanks whether above or below ground and the introduction of radioactive materials by Tenant. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan (which approval shall not be unreasonably withheld or conditioned) and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed Five Thousand Dollars ($5,000). Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to Tenant’s surrender of the Premises to any subsequent tenant, or to any purchaser of Landlord’s interest in the Project, any Holder of a Mortgage on the Premises, any ground lessor holding fee title to the Project parcel or any other third party who Landlord reasonably determines has a need to review the Surrender Plan.

(b)           If Tenant shall fail to complete the requirements of the Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

(c)           Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If the Premises security system is installed at Landlord’s sole cost and expense, and any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Landlord and Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

(d)           Notwithstanding anything to the contrary herein, (i) Tenant shall be required to remove any cabling it installs in the Building upon the expiration or earlier termination of this Lease to the extent required by applicable building code or other governmental requirement or any governmental official and (ii) Tenant shall not be obligated to remove any of the Tenant Improvements (except for Tenant’s Building-top signage) or other telecommunication or security systems (other than Tenant’s rooftop antennae, if any, or as provided in clause (i) of this sentence) upon the expiration or earlier termination of this Lease unless in Landlord’s reasonable judgment any Tenant Improvements are either (1) not consistent with standard office/laboratory construction or (2) have customized or unique features (other than features consistent with standard lab and research and development facilities with related office use) which would detract from the value or utility of the Building and are required to be removed by Landlord as a condition to Landlord’s approval of the TI Construction Drawings (as defined in the Work Letter).

29.           Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.           Environmental Requirements.

(a)           Prohibition/Compliance/Indemnity. Tenant shall not cause or, as to any Tenant Party, permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term results in contamination of the Premises, the Project or any adjacent property, or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors, otherwise occurs during the Term or any holding over, Tenant shall indemnify, defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination, except to the extent the Hazardous Materials are present as the result of the acts of Landlord or Landlord’s employees, agents and contractors. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense, except to the extent the Hazardous Materials are present as the result of the acts of Landlord or Landlord’s employees, agents and contractors, and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project.

Notwithstanding anything to the contrary contained in this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to, the presence of Hazardous Materials in, on or about the Project (other than within the Premises) unless the presence of such Hazardous Materials (i) is the result of a breach by Tenant of any of its obligations under this Lease, (ii) was caused by Tenant or any Tenant Party, (iii) was contributed to by Tenant or any Tenant Party (but Tenant’s responsibility and indemnification and hold harmless obligation shall be limited to the extent that Tenant or any Tenant Party contributed to the presence of Hazardous Materials), (iv) was exacerbated by Tenant or any Tenant Party (except if Tenant or the Tenant Party had no prior knowledge (and can reasonably demonstrate that they had no prior knowledge) of the existence of such Hazardous Materials, or (v) originates from the Premises during Tenant’s (or any assignee’s or sublessee’s) occupancy of the Premises (or any portion thereof).

(b)           Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and one additional time per year following the written request of Landlord. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”), if any, relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority:  permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in three (3) months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section 30 to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)           Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that, (i) neither Tenant nor any of its legal corporate predecessors has been required by any prior landlord (other than ARE 11099 North Torrey Pines Road, LLC), lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d)           Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Such tests shall be conducted at Landlord’s sole cost and expense (and not included as an

Operating Expense), unless such tests are conducted pursuant to Section 21 hereof or reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such tests. Landlord and Tenant shall cooperate with one another to schedule such testing at a mutually acceptable time. Tenant shall have the right to have a representative present during such testing. If Tenant, at Tenant’s expense, conducts its own tests of the Premises using third-party contractors and test procedures reasonably acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination for which Tenant is liable is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third-party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e)           Tanks. Tenant shall have no right to install or use any underground storage tanks at the Premises or the Project. If other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f)            Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials which Tenant is required under this Lease to remove (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(g)           Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(h)           Landlord Representation and Warranty; Baseline Environmental Reports. Landlord hereby represents and warrants that, to Landlord’s actual knowledge as of the time of the execution of this Lease, and subject to the contents of the documents, reports or other written information regarding the environmental condition of the Project described on Exhibit I hereto, the Project does not contain any pre-existing Hazardous Materials in violation of any Environmental Requirements. Tenant hereby acknowledges receipt of all items set forth on Exhibit I hereto and accepts the Project in the condition described therein.

31.           Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a period of sixty (60) days to cure the default (unless such performance will, due to the nature of the obligation, require a period of time in excess of sixty (60) days, in which case such Holder and/or Landlord shall have such period of time as is reasonably necessary to effect a cure provided that Holder and/or Landlord is diligent in attempting to effect such cure), including time to obtain possession of the Project, whether by power of sale, judicial action or other legal means reasonably available to such Holder, to the extent such means are necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Notwithstanding the foregoing, if any claimed Landlord default hereunder (regardless of the cure period set forth in the first sentence of this Section 31), will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within two (2) business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim and telephonic notice to Tenant’s principal contact with Landlord. Such written notice shall specifically state in bold face type that Tenant claims that a “Material Landlord Default” has occurred. Landlord shall then have two (2) business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within two (2) business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership. Notwithstanding the foregoing, to the extent the Landlord originally named in this Lease (the “Original Landlord”) assigns or otherwise transfers its interest in the Project prior to Landlord’s completion of all of (i) the Landlord’s Work pursuant to the Work Letter and (ii) the distribution of the entire TI Allowance timely requested by Tenant (collectively, the “Original LL Requirements”), then the Original Landlord shall remain personally responsible for such Original LL Requirements following such assignment or transfer.

32.           Inspection and Access. Except in the case of an emergency, Landlord and its agents, representatives, and contractors may enter the Premises during normal business hours of Tenant’s business operations in the Premises, subject to Tenant’s reasonable security and safety requirements (including, but not limited to, escorted access in any laboratory facilities), to inspect the Premises (including, without limitation, the state of the maintenance, repairs, decorations and order of the Premises) and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than forty-eight (48) hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, or, subject to a commercially reasonable non-disclosure agreement, if required by Tenant from any such third parties, for the purpose of showing the Premises to prospective purchasers or other third parties required due to Landlord’s ownership or operation of the Project and, during the last year of the Term, to prospective tenants. Landlord may erect a suitable sign on the Building stating (i) the Premises are available to let during the last twelve (12) months of the Term and/or (ii) that the Project is available for sale. Landlord shall not otherwise allow any broker or Landlord signs to be erected or installed on the Building. Subject to the limitation of Section 1(a) above, and subject to Landlord’s obligations under Section 10 relating to parking spaces, Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use or materially increase Tenant’s cost of occupying or operating or maintaining the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such permitted easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33.           Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises by any person other than Landlord or any of its Related Parties; provided that the foregoing shall not be deemed to supersede the waiver of subrogation in Section 17 above. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34.           Force Majeure. Except for the payment of Rent or reimbursement of any allowance or overpayment by Tenant to Landlord, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder to the extent caused by or arising out of, any acts of God, strikes, lockouts, labor troubles or disputes not within Landlord’s reasonable control, embargoes, quarantines, failure of, or inability to obtain, power or utilities to the Project, delay in transportation of construction materials or inability to obtain labor or materials (or reasonable substitutes therefor) not attributable to the other party’s (or its employees’, agents’ or contractors’) negligence or willful failure, fire, vandalism, accident, flood, weather or other casualty, governmental restrictions, orders, limitations, regulations, controls, or requirements not attributable to the other party’s (or its employees’, agents’ or contractors’) negligence or willful failure, riot, insurrection, civil commotion, sabotage, explosion, war, terrorism, national or local emergency, national, regional, or local disasters, calamities, or catastrophes, and other causes or events beyond the reasonable control of the other party (collectively, “Force Majeure”). Claims of Force Majeure Delay due to weather shall be substantiated by delivery to the party not claiming the Force Majeure Delay of notices or other documents affirming the existence and length of such weather related delay claimed as a Force Majeure Delay, including industry standard documentation.

35.           Brokers, Entire Agreement, Amendment. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker) in connection with this transaction and that no Broker brought about this transaction, other than Phase 3 Properties who Landlord shall pay a commission to per the terms of a separate commission agreement between Landlord and Broker. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36.           Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY:  (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO:  TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT, OR ANY PROCEEDS FROM THE OPERATION OR LEASE THEREOF, OR ANY SALE OR CONDEMNATION, OR THE FINANCING THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, TENANT SHALL NOT BE OBLIGATED TO REPAIR OR REPLACE, NOR SHALL LANDLORD NOR ANY MORTGAGEE OF LANDLORD HAVE ANY INTEREST IN, ANY TRADE FIXTURE(S) OR EQUIPMENT OWNED BY TENANT, HOWEVER CHARACTERIZED, TO THE EXTENT SUCH PERSONAL PROPERTY IS DAMAGED OR DESTROYED AS A RESULT OF LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND SUCH LOSS IS NOT COVERED BY TENANT’S INSURANCE.

37.           Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.           Signs; Exterior Appearance.

(a)           Tenant shall not, except as otherwise permitted in this Section 38, without the prior written consent of Landlord, which shall not be unreasonably withheld by Landlord:  (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any equipment, furniture or other items of personal property on any exterior balcony, or (v) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed by Tenant at the sole cost and expense of Tenant.

(b)           Notwithstanding the foregoing, as long as Tenant continues to lease the entire Premises and is not in uncured Default, Tenant may install external signage as follows:  (i) Building top in one or more locations consistent with applicable City of San Diego sign ordinances, (ii) adequate visitor parking and directional signage, (iii) shared space on the existing monument sign at the main entrance to the Project, until the monument sign described in clause (iv) is completed and (iv) subject to the approval of the City of San Diego and compliance with all Legal Requirements, at Landlord’s sole cost and expense as part of Landlord’s Work, subject to Tenant’s approval as to the design of its lettering and logo thereon (which Tenant shall not unreasonably withhold, condition or delay), one (1) monument sign (the “Monument Sign”) at the entrance to the existing Project from Executive Drive, consistent in style and scale with the existing Project monument sign, promptly upon completion of the extension of Executive Drive. Notwithstanding the foregoing, Tenant’s rights with respect to the Monument Sign may be transferred to permitted subtenants and assigns. Tenant, at Tenant’s sole cost and expense, shall also have the right to install and display other corporate or product signage or video displays within the Premises.

(c)           The signage described in clause (iv) of Section 38(b) shall be provided at Landlord’s sole cost and expense except with respect to lettering and logo of the permitted occupants of the Premises which shall be at Tenant’s sole cost and expense (such expense shall be reimbursable out of the TI Fund, but subject to the $25,000 cap described below). The signage described in clauses (i) through (iii) of Section 38(b) shall be at Tenant’s sole cost and expense including, (x) the cost of such signage; (y) the cost of obtaining permits and approvals for such signage, if any; and (z) the cost of installing such signage; which expenses shall be reimbursable out of the TI Fund; provided that the reimbursement out of the TI Fund for Tenant’s signage shall not exceed $25,000.

(d)           Except as otherwise provided for herein, Tenant shall bear all expenses relating to the cost of maintaining, repairing and replacing Tenant’s signage and costs associated with the removal of Tenant’s signage, repair of any damage caused by such removal, and restoration of the site of Tenant’s signage on the Building or the Project to the condition in which those portions of the Building or Project existed before the installation of Tenant’s signage.

(e)           On termination or expiration of the Term or on expiration of Tenant’s signage rights under this Section 38, Landlord shall have the right to permanently remove Tenant’s signage, repair any damage caused by such removal, and restore those parts of the Building on which Tenant’s signage was located to the condition that existed before the installation of Tenant’s Sign.

(f)            Tenant shall at all times during the Term maintain Tenant’s signage in working order and in a condition consistent with the quality and character of the Project and the Building exterior.

(g)           Tenant shall have the right to change the signage to conform to changes in Tenant’s name and logo provided that with respect to the Building top signage such changes do not require that the original sign undergo any changes other than the change in Tenant’s name and logo, as permitted under this Lease, and that Tenant gives Landlord not less than fifteen (15) business days advance notice of such proposed changes. In addition, with respect to the Monument Sign, Tenant shall have the right to change the Monument Sign to conform to changes in Tenant’s name and logo and the name and logos of other occupants of the Premises, as permitted under this Lease, provided that Tenant gives Landlord with not less than 15 business days advance notice of such proposed changes.

(h)           Subject to conformance with all applicable City of San Diego ordinances and other Legal Requirements and otherwise in accordance with this Section 38, beginning as of the date of execution of this Lease through and including the date upon which removal of such sign is necessary to complete the external skin of the Building in the normal course of construction, Tenant shall be permitted to hang one temporary banner sign on the Building identifying the Premises as the future premises of Tenant. The cost for such temporary signage shall not be subject to reimbursement by Landlord pursuant to the TI Allowance (as defined in the Work Letter). The location and content of such banner sign shall be subject to the prior written approval of Landlord, such approval not to be unreasonably withheld.

39.           Notice of Availability

(a)           Expansion in Building 4757. If at any time any Available Space (as defined below) in Building 4757 becomes available for lease or if Landlord expects to engage in efforts to market Building 4757 for sale to anyone other than the existing tenant of Building 4757, Landlord shall give notice of such availability or anticipated marketing efforts to Tenant (the “Notice Right”). For purposes of this Section 39(a), “Available Space” shall mean any space in Building 4757 which is not occupied by a tenant or which is occupied by an existing tenant whose lease is expiring within six (6) months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space. Notwithstanding the foregoing, Tenant hereby acknowledges that it does not have any right of first offer, right of first refusal, option or similar right with respect to Building 4757.

(b)           Consent to Sublease or Assignment. Notwithstanding anything to the contrary in the current lease of Building 4757 or any other lease of Building 4757, as long as Tenant is not in default under this Lease (beyond the expiration of notice and cure periods), Landlord shall not refuse to consent to the subletting or assignment of such lease to Tenant (nor recapture such premises in Building 4757) if Tenant and the tenant of Building 4757 agree to commercially reasonable terms of a sublease, or the assignment of the lease, of Building 4757; provided, however, that in no event shall Landlord be obligated to consent to (i) any modification of the terms and provisions of such lease; (ii) any release of the existing tenant of Building 4757, any guarantor or any other party holding liability under such lease; or (iii) substantive terms and provisions of such sublease or assignment. Landlord shall not be permitted to withhold its consent to any substantive terms or provisions of the sublease or assignment which do not impose any additional obligation or liability on Landlord.

(c)           Exceptions. Notwithstanding the above, the Notice Right shall not be in effect:

(i)            during any period of time that Tenant is in Default under any provision of the Lease;

(ii)           if Tenant has been in Default under any provision of the Lease three (3) or more times, whether or not the Defaults are cured, during the twelve (12) month period prior to the date on which Tenant seeks to exercise the Expansion Right;

(iii)          with respect to a sale of the Building to any entity which controls, is controlled by, or is under common control with Landlord or Alexandria Real Estate Equities, Inc.; or

(iv)          with respect to a sale of the Building in conjunction with the sale of any other property or properties held by Alexandria Real Estate Equities, Inc.

(d)           Rights Personal. The Notice Right is personal to Senomyx, Inc. and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease except that it may be assigned in connection with any Permitted Assignment of this Lease.

40.           Right to Extend Term. Tenant shall have the one time right to extend the Term of the Lease upon the following terms and conditions:

(a)           Extension Rights. Tenant shall have the right (each, the “Extension Right”) to extend the term of this Lease for one (1) five (5) year period (the “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice (the “Extension Notice”) of its election to exercise the Extension Right no later than twelve (12) months prior to the expiration of the Base Term of the Lease. Upon the commencement of the Extension Term, Base Rent shall be payable:  (i) Ninety-five Percent (95%) of the Market Rate (as defined below), but not less than (ii) one hundred three percent (103%) of the Base Rent Payable in Lease Year ten (10). On each annual anniversary of the first day of the first full month during the Extension Term, Base Rent shall increase by multiplying Base Rent payable immediately before such date by the CPI Adjustment Percentage (as defined below) and adding the resulting amount to the Base Rent payable immediately before such adjustment date. For purposes hereof, “CPI Adjustment Percentage” means (a) a fraction, stated as a percentage, the numerator of which shall be the Index for the calendar month three (3) months before the month in which the adjustment date occurs, and the denominator of which shall be the Index for the calendar month three (3) months before the last adjustment date or, if no prior Base Rent adjustment has been made, three (3) months before the first day of the first full month during the Extension Term, less (b) 1.00; provided, however, that in no event shall the CPI Adjustment Percentage in any year be less than three percent (3%) or more than six percent (6%). “Index” means the “Consumer Price Index-All Urban Consumers San Diego-Carlsbad-San Marcos Metropolitan Statistical Area, All Items” compiled by the U.S. Department of Labor, Bureau of Labor Statistics, (1982-84 = 100). If a substantial change is made in the Index, the revised Index shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the revised Index comparable to the prior Index. If the Bureau of Labor Statistics ceases to publish the Index, then the successor or most nearly comparable index, as reasonably determined by Landlord, shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the new index comparable to the Index. Landlord shall give Tenant written notice indicating the Base Rent, as adjusted pursuant to this Section 40, and the method of computation and Tenant shall pay to Landlord an amount equal to any underpayment of Base Rent by Tenant within fifteen (15) days of Landlord’s notice to Tenant. Failure to deliver such notice shall not reduce, abate, waive or diminish Tenant’s obligation to pay the adjusted Base Rent. As used herein, “Market Rate” shall mean the then market rental rate (including annual increases, if applicable) for similar buildings with similar improvements in similar condition (based on normal wear and tear) at the expiration of the Base Term as reasonably determined by Landlord and agreed to by Tenant. The Market Rate may, at Tenant’s written election, incorporate a $10.00 per rentable square foot refurbishment fee payable by Landlord for cosmetic refurbishment of the Premises during the Extension Term. There shall be no Landlord supervisory fee for such refurbishment which shall be funded in the form of cash on the commencement of the Extension Term regardless of whether or not such refurbishment is completed on such date. Between the date of Landlord’s receipt of the Extension Notice and that date which is two hundred seventy (270) days prior to the expiration of the Base Term of this Lease (the “Extension Rent Negotiation Period”), the parties shall attempt in good faith to determine the Market Rate for the Premises during the Extension Term if Landlord and Tenant are unable in good faith to agree, in their respective sole discretion, upon a mutually satisfactory Market Rate (including annual Base Rent increases) by the expiration of the Extension Rent Negotiation Period, then the Market Rate will be determined in accordance with the arbitration method as described in Section 43.

(b)           Right Personal. The Extension Right is personal to Senomyx, Inc. and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease except that it may be assigned in connection with any Permitted Assignment of this Lease; and, provided that if Tenant extends the Term hereunder any subtenancies of the Premises may be extended to include some or all of the Extension Term without Landlord’s prior consent.

(c)           Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise any of the Extension Right:

(i)            during any period of time that Tenant is in Default under any provision of this Lease beyond any applicable cure period; or

(ii)           if Tenant has been in Default under any provision of this Lease three (3) or more times, whether or not the Defaults are cured, during the twelve (12) month period immediately prior to the date that Tenant intends to exercise the Extension Right, whether or not the Defaults are cured.

(d)           No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

(e)           Termination. The Extension Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted three (3) or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

41.           Termination Right.

(a)           Tenant will have the one-time right, by written notice to Landlord delivered no later than June 30, 2013, to terminate this Lease (the “Termination Right”) effective as of March 31, 2014, subject to Tenant paying a termination fee in an amount equal to the sum of the following:  (a) the unamortized amount of the TI Allowance (amortized at an eight percent (8%) annual rate of interest over the Base Term), plus (b) the unamortized amount of leasing commissions paid by Landlord in connection with this Lease (amortized at an eight percent (8%) annual interest rate over the Base Term), plus (c) six (6) times the monthly Base Rent payable in March 2014 (the “Termination Fee”). Such fee shall be payable fifty percent (50%) in immediately available funds upon Tenant’s delivery of written notice of termination (the “First Installment”) and the remaining fifty percent (50%) in immediately available funds on or before March 31, 2014 (the “Second Installment”). If Tenant fails to timely pay the Second Installment in accordance with the preceding sentence, Landlord may give Tenant notice of such payment default (the “Second Installment Default Notice”). Upon receipt of the Second Installment Default Notice Tenant shall have two (2) business days to pay the Second Installment. If Tenant fails to pay the Second Installment within such two (2) business day period, Tenant shall have no further right to notice or cure, such failure shall be a Default hereunder and, in addition to any other rights and remedies available to Landlord, Landlord may retain the First Installment. In addition, if Tenant fails to timely pay either installment of the Termination Fee in accordance with this Section 41 the Termination Right shall immediately terminate and be of no further force and effect.

(b)           Right Personal. The Termination Right is personal to Senomyx, Inc. and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease except that it may be assigned in connection with any Permitted Assignment of this Lease.

(c)           Exceptions. Notwithstanding anything set forth above to the contrary, the Termination Right shall not be in effect and Tenant may not exercise the Termination Right:

(i)            during any period of time that Tenant is in Default under any provision of this Lease, unless, with respect to monetary defaults only, the Termination Fee is increased to reimburse Landlord all amounts owed by Tenant as a result of such Default; or

(ii)           if Tenant has been in Default under any provision of this Lease three (3) or more times whether or not the Defaults are cured, during the twelve (12) month period immediately prior to the date that Tenant intends to exercise the Termination Right, whether or not the Defaults are cured.

42.           Roof Equipment.

(a)           Except as set forth in Section 42(f) below, Tenant shall have the sole and exclusive right to install and operate any Roof Equipment on the roof of the Building as long as Tenant is the sole tenant of the Premises. The precise specifications and a general description of the Roof Equipment (as defined below) along with all documents Landlord reasonably requires to review the installation of the Roof Equipment (the “Roof Equipment Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than 20 days before Tenant commences to install the Roof Equipment. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Roof Equipment. Tenant shall notify Landlord upon completion of the installation of the Roof Equipment. If Landlord determines that the Roof Equipment does not comply with the approved Roof Equipment Plans and Specifications, that the Building has been damaged during installation of the Roof Equipment or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Roof Equipment (the “Aesthetic Screening”).

(b)           Landlord agrees that the roof rights granted herein shall be deemed appurtenant to Tenant’s leasehold rights in the Premises throughout the Lease Term, and Tenant shall have access to the roof of the Building for the purpose of installing, maintaining, repairing, replacing and removing the Roof Equipment, the appurtenances thereto and any Aesthetic Screening, all of which shall be performed by Tenant at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building in order to keep to a minimum the number of such people having access to the roof of the Building and the frequency of their visits.

(c)           Prior to Substantial Completion of Landlord’s Work, Landlord shall use commercially reasonable efforts to cause Landlord’s roof contractor to cooperate with Tenant’s Architect and any contractor retained by Tenant for the installation of any antennae, satellite dishes or other communication equipment ( as such equipment may be modified or supplemented from time to time during the Term, the “Communications Equipment”) and any supplemental air-conditioning units, air handlers, de-ionized water stills and related equipment, and any other mechanical and electrical equipment included in the Tenant Improvements which are to be installed on the roof of the Building (collectively with the Communication Equipment, and as modified or supplemented from time to time during the Term, the “Roof Equipment”), in the design and installation thereof, provided that Tenant can provide all necessary construction information in connection with such design and installation in accordance with Landlord’s construction schedule for completion of Landlord’s Work. Tenant agrees to contract with Landlord’s roof contractor for the installation of any Roof Equipment. It is further understood and agreed that the installation, maintenance, operation, replacement and removal of the Roof Equipment, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, caused by Tenant or any of its agents or representatives.

(d)           Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Communications Equipment in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease,

Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of the Roof Equipment. Tenant has the responsibility of carrying out the terms of its FCC license, if any, in all respects. The Roof Equipment shall be connected to the power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Except as expressly provided for herein, neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Roof Equipment or the roof because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the roof.

(e)           Except as otherwise provided for herein, the Communications Equipment, the appurtenances thereto and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Roof Equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s sole discretion unless such Roof Equipment is blocked from eye-level view within the Project by Aesthetic Screening. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants of the Project or Landlord’s maintenance and repairs of the Building. Tenant agrees that at all times during the Term, it will keep the roof of the Building free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

(f)            Tenant shall not allow any provider of telecommunication, video, data or related services (a “Telecom Provider”) to locate any equipment on the roof of the Building for any purpose whatsoever. Subject to Tenant’s prior written approval of the terms and conditions of each such contract with a Telecom Provider, including, without limitation, the location, screening, appearance and technical parameters of such Telecom Provider’s equipment, such Telecom Provider’s rights of access to the roof of the Building through the Premises, and the coverage of such Telecom Provider’s insurance with respect to its activities on or about the Project, Landlord shall have the right to contract with Telecom Providers to lease or license a portion of the roof of the Building for the purpose of locating equipment thereon; provided, however, that Landlord shall be solely responsible for any costs and expenses associated with entering into any such contract or installing improvements to support the separately-metered use of the Building roof by any Telecom Providers, including, without limitation, the cost of equipment screening, electrical meters, brokerage or legal fees and any other legitimate transactional costs (which shall not be included as Operating Expenses, but which may be passed through directly to the respective Telecom Provider as additional rent and if not paid by such Telecom Provider shall be considered in determining Telecom Excess Rent). Tenant shall refer any Telecom Providers who contact Tenant regarding use of the roof of the Building to Landlord, and with respect to any such referred Telecom Provider Landlord shall determine whether to permit such Telecom Provider to locate its equipment on the roof of the Building in its reasonable discretion. If Landlord elects to contract with any Telecom Provider with respect to the use of the roof of the Building, such election to be in Landlord’s sole discretion except as set forth in the prior sentence, Landlord and Tenant shall split that portion of the lease rent or license fee actually received by Landlord in excess of Landlord’s costs and expenses incurred pursuant to such lease or license with respect to such Telecom Provider as reasonably determined by Landlord (“Telecom Excess Rent”), as if such Telecom Excess Rent was paid to Tenant as Excess Rent pursuant to Section 22(d) of this Agreement, except that any Telecom Excess Rent payable by Landlord to Tenant shall be paid quarterly in arrears within thirty (30) days following the end of each calendar quarter throughout the Term. Landlord shall use commercially reasonable efforts to collect the contract rents due from any such Telecom Provider. In no event shall any equipment of the Telecom

Provider cause any disturbance or interference to the Communications Equipment or any other equipment of Tenant or of any of its subtenants or assigns in the Premises or on the roof of the Building.

(g)           If Tenant defaults under any of the terms and conditions of this Section 42 or this Lease, and Tenant fails to cure said Default within the time allowed by Section 20 of this Lease if Landlord exercises its remedy of terminating this Lease, Landlord shall be permitted to remove the Communications Equipment, the appurtenances and the related Aesthetic Screening, if any, and to repair at Tenant’s sole cost and expense any damage caused to the roof or any other part of the Building as a result of such removal, to the extent such damage is not attributable to the gross negligence or willful misconduct of Landlord or its employees, agents or contractors. Tenant shall be liable for all reasonable costs and expenses Landlord incurs in removing the Tenant’s Roof Equipment, the appurtenances thereto and the Aesthetic Screening associated therewith, if any.

43.           Arbitration.

(a)           Condemnation.

(i)            Within ten (10) days of the delivery of a Condemnation Arbitration Notice, each party shall deliver to the other a proposal in support of that party’s position as to whether or not the Taking (or proposed Taking, as the case may be) constitutes a Material Taking (“Condemnation Proposal”). If either party fails to timely submit a Condemnation Proposal, the other party’s position shall be binding on Landlord and Tenant. If both parties submit Condemnation Proposals, then Landlord and Tenant shall meet within seven (7) days after delivery of the last Condemnation Proposal and make a good faith attempt to mutually appoint a single Arbitrator (defined below) to determine whether or not the Taking (or proposed Taking, as the case may be) constitutes a Material Taking. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within ten (10) days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted Condemnation Proposal shall determine whether or not the Taking (or proposed Taking, as the case may be) constitutes a Material Taking. The two (2) Arbitrators so appointed shall, within five (5) business days after their appointment, appoint a third Arbitrator. If the two (2) Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon ten (10) days prior written notice to the other party of such intent.

(ii)           The decision of the Arbitrator(s) shall be made within thirty (30) days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties.

(b)           Right to Extend Term.

(i)            Within ten (10) days of the expiration of the Extension Rent Negotiation Period, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within seven (7) days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within ten

(10) days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted Extension Proposal shall determine the Base Rent for the Extension Term. The two (2) Arbitrators so appointed shall, within five (5) business days after their appointment, appoint a third Arbitrator. If the two (2) Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon ten (10) days prior written notice to the other party of such intent.

(ii)           The decision of the Arbitrator(s) shall be made within thirty (30) days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term. Notwithstanding the foregoing, within thirty (30) days of the determination of the Market Rate and escalations, Landlord, in Landlord’s sole and exclusive discretion, may provide Tenant with written notice that Base Rent for the Extension Term will be equal to one hundred three percent (103%) of the Base Rent payable in Lease Year 10 in which case Base Rent for the Extension Term shall be payable at one hundred three percent (103%) of the Base Rent payable in Lease Year 10 (subject to increase in accordance with Section 40(a).)

(c)           For purposes of this Section 43, an “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and:  (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than ten (10) years of experience in the appraisal of improved office and biotech R&D and wet laboratory/industrial real estate in the greater San Diego metropolitan area, or (B) a licensed commercial real estate broker with not less than fifteen (15) years experience representing landlords and/or tenants in the leasing of biotech R&D or life sciences space in the greater San Diego metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

44.           Miscellaneous.

(a)           Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)           Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)           [Intentionally Deleted]

(d)           Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record (except as required as part of Tenant’s filing obligations by the

Securities & Exchange Commission or any other Governmental Authority). Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e)           Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)            Not Binding Until Executed. The submission by Landlord or Tenant of this Lease to the other party shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)           Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)           Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i)            Time. Time is of the essence as to the performance of all obligations of the parties under this Lease.

(j)            Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(k)           Certain Repairs and Services. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which Landlord is required to perform under the terms of this Lease, and which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(l)            Attorneys’ Fees. If a dispute of any type arises, or an action is filed under this Lease based in contract, tort or equity, or this Lease gives rise to any other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees, costs and expenses, including, but not limited to, expert witness fees, accounting and engineering fees, and any other professional fees incurred in connection with the prosecution or defense of such action, whether the action is prosecuted to a final judgment. For purposes of this Lease, the terms “attorneys’ fees,” “costs” and “expenses” shall also include the fees and expenses incurred by counsel to the parties hereto for photocopies, duplications, deliveries, postage, telephone and facsimile communications, transcripts of proceedings relating to the action and all other costs not ordinarily recoverable under California Code of Civil Procedure § 1033.5(b), and all fees billed for law clerks, paralegals, librarians, secretaries and others not admitted to the bar but performing services under the supervision of an attorney. The terms “attorneys’ fees,” “costs” and “expenses” shall also include, without limitation, fees and costs incurred in the following proceedings:  (a) mediations; (b) arbitrations; (c) bankruptcy proceedings; (d) appeals; (e) post-judgment motions and collection actions; and (f) garnishment, levy and debtor examinations. The prevailing party shall also be entitled to attorneys’ fees and costs after any dismissal of an action.

[ Signatures on next page ]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

SENOMYX, INC.,
a Delaware corporation

By:		/s/ Kent Snyder
Its:		Chief Executive Officer

LANDLORD:

ARE-NEXUS CENTRE II, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
its managing member

	By:	ARE-QRS Corp.,
a Maryland corporation,
its general partner

		By:	/s/ Jennifer Pappas

		Name:	Jennifer Pappas
		Title:	V.P. and Assistant Secretary
		Date:	January 12, 2006

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

EXHIBIT A

4767 NEXUS CENTRE DRIVE
2 STORY BUILDING

Delawie Wilkes Rodrigues Barker

ALEXANDRIA TECHNOLOGY CENTER- UTC

PHASE 2 4767 NEXUS CENTRE DRIVE- SAN DIEGO, CALIFORNIA

January 16, 2004

1

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

EXHIBIT B

4757 NEXUS CENTRE DRIVE
EXISTING 69,000 S.F.
2 STORY BUILDING

ALEXANDRIA TECHNOLOGY CENTER- UTC
PHASE 2 4767 NEXUS CENTRE DRIVE- SAN DIEGO, CALIFORNIA

January 13, 2004

Delawie Wilkes Rodrigues Barker

1

EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated as of January 12, 2006 (this “Work Letter”) is made and entered into by and between ARE-NEXUS CENTRE II, LLC, a Delaware limited liability company (“Landlord”), and SENOMYX, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated as of January 12, 2006 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.             General Requirements.

(a)           Tenant’s Authorized Representative. Tenant designates Tony Rogers and Gary Ghio (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than five (5) business days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant’s Representative shall be extended by reason of any change in Tenant’s Representative. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b)           Landlord’s Authorized Representative. Landlord designates Jeff Ryan and Vin Ciruzzi (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than five (5) business days advance written notice to Tenant. No period set forth herein for any approval of any matter by Landlord’s Representative shall be extended by reason of any change in Landlord’s Representative. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c)           Architects, Consultants and Contractors.

(i)            Landlord and Tenant hereby acknowledge and agree that:  (a) Architects Delawie, Wilkes, Rodrigues, Barker shall be the architect (“Landlord’s Architect”) for the Landlord Improvements, and (b) Pacific Cornerstone Architects shall be the architect (“Tenant’s Architect”) for the Tenant Improvements. Notwithstanding the foregoing, (A) Landlord shall have the right at any time in Landlord’s sole discretion to designate as its architect a different architect which architect shall thereafter be “Landlord’s Architect” and (B) Tenant shall have the right at any time, but subject to Landlord’s prior approval (which shall not be unreasonably withheld, conditioned or delayed) to designate a different architect which architect shall thereafter be “Tenant’s Architect”.

(ii)           The Tenant Improvements general contractor shall be selected by Tenant (subject to Landlord’s prior approval which shall not be unreasonably withheld, conditioned or delayed) pursuant to a competitive negotiated bid of the general conditions and fee from DPR Construction, Inc. (“DPR”) based on competitive negotiated bids from DPR and two (2) other general contractors reasonably acceptable to Landlord with substantial experience in the engineering design of wet lab research and development facilities. If DPR is not willing to match Tenant’s selected competitive negotiated bid pursuant to the bid process, Landlord shall have the right to cause DPR to be the Tenant Improvements general contractor if Landlord increases the

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TI Allowance in the amount by which DPR’s general conditions and fee negotiated bid exceeds the competitive negotiated bid of the tenant-selected general contractor. Landlord shall participate in Tenant’s general contractor negotiated and competitive bid process and Tenant shall share copies of the competitive negotiated bids received with Landlord on an “open book” basis. Landlord shall have the right to pre-approve all subcontractors retained by the Tenant Improvements general contractor for the major trades, which approval shall not be unreasonably withheld, conditioned or delayed.

(iii)          Tenant’s mechanical, electrical and plumbing engineer shall be retained by Tenant as a subconsultant to Tenant’s Architect, and shall be selected by Tenant (subject to Landlord’s prior approval which shall not be unreasonably withheld, conditioned or delayed) pursuant to a competitive negotiated bid of the fee for engineering services from TKG Consulting Engineers (“TKG”) based on competitive negotiated bids from TKG and two (2) other qualified engineers reasonably acceptable to Landlord with substantial experience in the construction of wet lab research and development facilities. If TKG is not willing to match Tenant’s selected competitive negotiated bid pursuant to the bid process, Landlord shall have the right to cause TKG to be the Tenant’s mechanical, electrical and plumbing engineer if Landlord increases the TI Allowance in the amount by which TKG’s negotiated fee bid exceeds the competitive negotiated bid of the tenant-selected engineer, taking into account any differences in the scope of services of Tenant’s selected engineer as compared with TKG. Landlord shall participate in Tenant’s mechanical, electrical and plumbing engineer negotiated and competitive bid processes and Tenant shall share copies of all competitive negotiated bids received with Landlord on an “open book” basis.

2.             Definitions.

(a)           “Base Building Systems” shall mean all mechanical, electrical, plumbing, and HVAC equipment and systems included in the Landlord Improvements that serve the Premises.

(b)           “Design Problem” shall mean that the Tenant Improvements shown in the TI Design Drawings or the TI Construction Drawings, as the case may be, will either: (i) have an adverse effect on Landlord’s Work; (ii) cause the cancellation of Landlord’s insurance on the Building; (iii) result in non-compliance of the Landlord Improvements or Tenant Improvements with Legal Requirements or (iv) not comport to good design and engineering practices.

(c)           “Final Completion” shall mean certification from Landlord’s Architect that (i) the punch list items that existed on the date of Substantial Completion of Landlord’s Work have been completed and (ii) that the Landlord’s Finish Work has been completed in substantial accordance with the LI Plans, except for minor “punch-list” items associated with such finish work, which do not materially affect Tenant’s ability to occupy and operate its business in the Premises, and Minor Variations.

(d)           “Force Majeure Delay” shall mean any delay in Landlord’s Work or Tenant’s Work to the extent caused by or arising out of Force Majeure. Delays in Tenant’s ability to obtain the necessary permits and licenses for the Tenant Improvements not attributable to the negligence or willful failure of Tenant or any of its agents, employees or contractors, or negligence or willful failure of Landlord or any of its agents, employees or contractors, shall be considered a Force Majeure Delay as long as Tenant is diligently working with the applicable governmental authority to obtain such permits and licenses.

(e)           “Initial Delivery” shall mean the date that Landlord first grants Tenant continuous access to the Building for the purpose of commencing Tenant’s Work, subject to Tenant’s satisfaction of the safety and insurance requirements set forth herein.

(f)            “Landlord Delay” shall mean any delay in performance of Landlord’s Work to the extent caused by or attributable to any cause other than a Tenant Delay or a Force Majeure Delay.

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(g)           “Landlord’s Finish Work” shall mean the Building lobby improvements, bathroom improvements and any other portions of Landlord’s Work set forth on Schedule C or mutually agreed upon by Landlord and Tenant following approval of the Tenant Improvement Plans and schedule.

(h)           “Landlord Improvements” shall mean the improvements set forth in the LI Plans.

(i)            “Landlord’s Work” shall mean the work of constructing the Landlord Improvements in substantial conformance to the LI Plans (subject only to Minor Variations and any other changes that are permitted hereunder).

(j)            “LI Plans” shall mean the plans attached hereto as Schedule A.

(k)           “Minor Variations” shall mean any modifications which do not materially affect the appearance of the Building or the Premises and which are reasonably required:  (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any building permit required for Landlord’s Work; (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.

(l)            “Substantial Completion of Landlord’s Work” shall mean completion of Landlord’s Work such that: (i) the Base Building Systems have been delivered to Tenant in good working order; (ii)  Landlord’s Architect has certified that the Landlord Improvements are completed in accordance with the LI Plans (with the exception of Final Completion of the Landlord’ Finish Work), except for minor “punch-list” items which do not materially affect Tenant’s ability to install the Tenant Improvements in the Premises; (iii) Tenant has been provided with the number of parking spaces to which it is entitled under the Lease, subject to any reduction in spaces by Tenant for construction or other purposes, including, without limitation, as contemplated pursuant to Section 6 of the Lease; and (iv) Tenant has been tendered continuous and uninterrupted access to the Project and the Premises.

(m)          “Tenant Delay” shall mean delays in completion of Landlord’s Work or Tenant’s Work to the extent attributable to or arising out of:  (i) Tenant’s failure to comply with any time deadlines in this Work Letter, or any other breach by Tenant of the terms of this Work Letter; (ii) Changes (as hereinafter defined) made or associated with reasonable consideration of Changes requested by Tenant to the LI Plans after approval of the same by Landlord, whether or not such changes are actually performed; (iii) Tenant’s request for materials, components, finishes, installations or improvements if Tenant requires such items notwithstanding Landlord’s notice of the lack of availability of such items, unless such items are designated in the LI Plans or pursuant to the Building 4757 screening requirement, in which case any changes shall be deemed Force Majeure Delays; (iv) Tenant’s delay in providing information critical to the normal progression of Landlord’s Work within a reasonable period of time following Landlord’s written request to Tenant’s designated representative for such information; or (v) Tenant’s failure to deposit with Landlord the Excess TI Costs (as defined below) within ten (10) days following the determination of such excess amount pursuant to the Budget, or within five (5) days following an increase in such budgeted amount due to a Change Request or any other reason.

(n)           “Tenant Improvements” shall mean all improvements that are not included in Landlord’s Work and which Tenant requires for its use and occupancy of the Premises.

(o)           “Tenant’s Work” shall mean the work of constructing the Tenant Improvements.

(p)           “Water-Tight Delivery” shall mean that Landlord’s Work shall have been constructed by Landlord to a condition where the roof, exterior walls, windows and doors of the Building are in a water-tight condition and are sealed against leakage due to rain and other normal weather conditions, and the

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Building has been delivered to Tenant in a condition reasonably permitting Tenant to install the Tenant Improvements without interfering with the Substantial Completion of Landlord’s Work.

3.             Performance of Landlord’s Work.

(a)           Permitting of Landlord’s Work. All permits required for the construction of Landlord’s Work shall be obtained and paid for by Landlord at its sole cost and expense. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof which:  (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(b)           Completion of Landlord’s Work. Landlord shall cause Substantial Completion of the Landlord’s Work to occur on or before the Target Commencement Date (subject to Tenant Delays and Force Majeure Delays). Upon the Substantial Completion of Landlord’s Work, Landlord shall require Landlord’s Architect and the general contractor performing Landlord’s Work to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects document G704. Landlord shall act in a commercially reasonable manner in its construction of the Landlord Improvements to accommodate Tenant’s construction of the Tenant Improvements.

(c)           Delivery of the Premises. When Substantial Completion of Landlord’s Work shall have occurred, subject to the remaining terms and provisions of this Section 3(c), Tenant shall accept the Premises. Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of:  (i) Tenant’s ability to require Landlord to correct (A) any defect in Landlord’s Work, whether or not covered by any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), or (B) any non-compliance of Landlord’s Work with Code, or (ii) any claim that Landlord’s Work was not completed substantially in accordance with the LI Plans (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have one (1) year after Substantial Completion of Landlord’s Work within which to notify Landlord of any such Construction Defect discovered by Tenant which Landlord is required to correct (at Landlord’s sole cost and expense, and not as Operating Expense) regardless of whether such defect is covered by any warranty, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within thirty (30) days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such thirty (30) day period, but Landlord, within thirty (30) days thereafter, commences and diligently and continuously prosecutes such remedial action to completion. If Landlord fails to timely perform any repair or replacement of any Construction Defect which will immediately and adversely affect Tenant’s ability to conduct its business in the Premises within thirty (30) days after delivery of Tenant’s notice that such defective condition exists (or such longer period as may be required if Landlord is diligently pursuing remedial action within such 30-day period), Tenant shall have the right to replace or repair such Construction Defect in accordance with the requirements of Section 31 of the Lease. Notwithstanding the foregoing, if Landlord disputes an item in question, any reimbursement shall be subject to reconciliation following the final determination of the disputed item.

(d)           Construction Warranties. Landlord shall obtain customary warranties and guaranties from the contractor(s) performing the Landlord’s Work and/or the manufacturers of equipment installed as part of the Landlord’s Work, and shall cooperate with Tenant in obtaining any extended warranties requested by Tenant, but Landlord shall be under no obligation to incur additional expense in order to obtain extended warranties. Landlord shall, upon request by Tenant, use its good faith efforts to pursue its rights under any such warranties obtained by Landlord for the benefit of Tenant, and unless such efforts are required to comply with Landlord’s compliance obligations under Section 7(c) or its repair obligations under Section 13 of the Lease, Landlord shall be under no obligation to incur any expense in

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connection with asserting rights under such warranties or guaranties against either the contractor or the manufacturer. Tenant shall be named as a third-party beneficiary under all construction and equipment warranties (including without limitation, the roof and all mechanical, electrical and plumbing equipment, which Landlord shall endeavor to obtain for a minimum warranty term of ten (10) years from the date of Substantial Completion of Landlord’s Work), with the right to enforce such warranties directly against the obligor named therein; provided that Tenant shall not enforce any such warranties as long as the work associated with such warranties is not required for Tenant’s quiet enjoyment of the Premises for the Permitted Uses and Landlord is diligently acting to cause the work associated with such warranties to be performed within any applicable notice and cure period for such performance; and notwithstanding the foregoing, if Tenant takes any action pursuant to its self-help rights under the Lease, Tenant shall have the right to seek performance of any warranty obligations pursuant thereto. The cost of causing the construction and equipment warranties to have terms in excess of one (1) year shall be at Tenant’s sole discretion, and if so elected by Tenant, at Tenant’s sole cost and expense (but subject to reimbursement out of the TI Fund).

(e)           Commencement Date Delay. The “Completion Date” shall occur upon Substantial Completion of Landlord’s Work, except to the extent that Substantial Completion of Landlord’s Work shall have been actually delayed by a Tenant Delay. If Substantial Completion of Landlord’s Work is delayed due to a Tenant Delay, then Landlord shall cause Landlord’s Architect to certify the date on which Landlord’s Work would have been completed but for such Tenant Delay and such certified date shall be the Completion Date.

(f)            Changes. Landlord shall be permitted to make Minor Variations to the LI Plans without Tenant’s consent, but shall notify Tenant of any Minor Variations that may have an effect on Tenant’s remaining construction of the Tenant Improvements or that materially change Tenant’s use or occupancy of the Premises. All other modifications to the LI Plans shall be subject to Tenant’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(g)           Landlord’s Finish Work. Landlord shall cause Final Completion of Landlord’s Finish Work to occur no later than the later of (i) thirty (30) days after Landlord’s receipt of written notice from Tenant to Landlord requesting Landlord’s performance of Landlord’s Work necessary to achieve Final Completion of Landlord’s Finish Work (which notice shall be given at that point in the construction of the Tenant Improvements when Tenant is reasonably satisfied that Landlord’s Finish Work is not likely to be damaged by Tenant’s Work) (“Tenant’s Finish Work Notice”) and (ii) the date upon which Tenant shall have completed all of the Tenant Improvements. Provided that Tenant has delivered the Tenant’s Finish Work Notice, Landlord shall not be liable for damage to or replacement of Landlord’s Finish Work resulting from the concurrent completion of Landlord’s Finish Work and Tenant’s Work, except to the extent attributable to Landlord’s or any of its employees’ or contractors’ active negligence or willful failure to perform such work in accordance with good construction practices.

(h)           Screening Solution; Separate Metering. Subject to the consent of the Building 4757 tenant, which Landlord shall use commercially reasonable efforts to obtain, as part of Landlord’s Work, Landlord shall install reasonable screening of the hazardous materials storage containers associated with Building 4757 from visibility from the Building (the “Screening Solution”) and shall cause all utilities and services including, without limitation, irrigation and electricity to the Project to be separately metered from the adjacent parcel on which Building 4757 is located. The design for and materials to be used in connection with the Screening Solution are more specifically described in Schedule B hereto.

(i)            Equipment Yard. As part of the construction of the Equipment Yard, Landlord shall install (as part of the Landlord’s Work) electrical conduits and water supply piping between the Building and the Equipment Yard in accordance with the LI Plans, and storm drains within the Equipment Yard shall be installed in accordance with the existing building permits and the LI Plans. Any proposed and permitted storm drains requiring relocation by Tenant’s Architect shall be treated as a Change, with permit approval to be obtained as part of the approval for the TI Construction Drawings (as defined below) and paid for by Tenant, subject to reimbursement from the TI Fund (as defined below).

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(j)            Hazardous Materials Storage Area. Landlord has obtained permitted approval from the City of San Diego for the location of a hazardous materials storage area (as shown more specifically on the LI Plans) (“Hazardous Materials Storage Area”), and shall be responsible as part of Landlord’s Work for completing only those improvements relating to the Hazardous Materials Storage Area shown on the LI Plans. If the location of the Hazardous Materials Storage Area as shown on the LI Plans is required to be moved to a different part of the Project by the City of San Diego or requested to be moved to a different part of the Project by Tenant, Tenant shall be responsible for obtaining the approval of the City of San Diego for the alternate location of the Hazardous Materials Storage Area and shall pay Landlord from the TI Fund the difference in expense to Landlord in completing the applicable portion of Landlord’s Work at the new location as compared to the current location, if any (the presently anticipated expense to Landlord for completing the applicable portion of Landlord’s Work is Three Thousand Dollars ($3,000). Landlord will cooperate with Tenant in Tenant’s efforts to obtain approvals for any locations outside the current permitted and approved location for the Hazardous Materials Storage Area shown on the LI Plans. Tenant shall be responsible for any governmental approvals required for installation of hazardous materials storage container(s) within the Hazardous Materials Storage Area following Landlord’s construction thereof.

(k)           Trellis. Landlord agrees to include as part of the Landlord’s Work, a central plant enclosures screening trellis (the “Trellis”). The Trellis shall be installed pursuant to plans, specifications and drawings drafted by Landlord’s Architect and approved by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Trellis may be installed as part of Landlord’s Finish Work, provided that Landlord causes the Trellis to be completed no later then January 1, 2007.

4.             Tenant Improvements.

(a)           Tenant Improvements. Other than funding the TI Allowance as provided herein and delivering the Landlord’s Work in accordance with the time requirements of Section 2 of the Lease, and otherwise in accordance with the Work Letter in order to permit Tenant to construct the Tenant Improvements, Landlord shall not have any obligation whatsoever with respect to Tenant’s Work, except as expressly provided in this Work Letter. Subject to Landlord’s timely satisfaction of its delivery obligations set forth in Section 2 of the Lease, Tenant shall use its commercially reasonable efforts to cause the Tenant Improvements to be constructed to a condition permitting Tenant to be issued a certificate of occupancy or its equivalent on or before January 1, 2007.

(b)           Tenant’s Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications (the “TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements by February 1, 2006. The TI Design Drawings shall be subject to the prior approval of Landlord and Landlord’s Architect, which approval shall not be unreasonably withheld, conditioned or delayed more than five (5) business days after receipt thereof, and then only if the TI Design Drawings would cause a Design Problem. Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the Landlord’s Architect, if any, with regard to the TI Design Drawings within such time period. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval in accordance with the preceding requirements. Such process shall continue until Landlord has approved the TI Design Drawings. If Landlord fails to respond within the five (5) business days for Landlord’s approval or reasonable disapproval of the TI Design Drawings, Tenant may provide a second notice to Landlord requesting such approval, and if such second notice does not result in Tenant’s receipt within five (5) business days of Landlord’s approval or the Design Problem cited by Landlord for its disapproval, then such failure to respond shall be deemed Landlord’s approval of the submitted TI Design Drawings.

(c)           Working Drawings. Not later than seventy-five (75) business days following the approval of the TI Design Drawings by Landlord, Tenant shall cause Tenant’s Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared

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substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements; provided that Landlord shall keep Tenant’s Architect apprised of any Minor Variations to the LI Plans, and shall defend and hold Tenant harmless from any and all increased costs of Tenant’s Work and the redesign of the Tenant Improvements arising from Landlord’s failure to provide Tenant’s Architect with notice of such Minor Variations within ten (10) days following the date on which any such Minor Variation is made. The TI Construction Drawings shall be subject to the prior approval of Landlord and Landlord’s Architect, which approval shall not be unreasonably withheld, conditioned or delayed more than five (5) business days after receipt thereof, and then only if the TI Construction Drawings would cause a Design Problem. Landlord shall, within such five (5) business day period following Landlord’s receipt of all of the TI Construction Drawings, either (i) approve the TI Construction Drawings, (ii) approve the TI Construction Drawings subject to specified conditions which must be stated in a reasonably clear and complete manner to be satisfied by Tenant prior to submitting the Landlord-approved TI Construction Drawings for TI Permits as set forth in Section 5(a) below, to the extent the TI Construction Drawings contain a Design Problem, or (iii) disapprove and return the TI Construction Drawings to Tenant with requested revisions to the extent the TI Construction Drawings contain a Design Problem; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings. Tenant and Tenant’s Architect shall consider all such comments in good faith and shall, within five (5) business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 7(d) below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 5(a) below). If Landlord fails to respond within the five (5) business days for Landlord’s approval or reasonable disapproval of the TI Construction Drawings, Tenant may provide a second notice to Landlord requesting such approval, and if such second notice does not result in Tenant’s receipt within five (5) business days of Landlord’s approval or the Design Problem cited by Landlord for its disapproval, then such failure to respond shall be deemed Landlord’s approval of the submitted TI Construction Drawings. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 6 hereof.

(d)           Progress Prints. Tenant shall provide Landlord with progress prints as modified during each stage of the review and approval process.

(e)           Warranty. Landlord shall be named as a third-party beneficiary under all construction and equipment warranties related to any Tenant Improvements, with the right to enforce such warranties directly against the obligor named therein; provided that Landlord shall not enforce any such warranties as long as Tenant is not in Default under the Lease.

5.             Performance of Tenant’s Work.

(a)           Commencement and Permitting of Tenant’s Work. Tenant shall commence construction of the Tenant Improvements following Tenant’s receipt of a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord (and Tenant shall provide Landlord with a copy of the TI Permit, promptly following receipt. Notwithstanding the foregoing, Tenant, at Tenant’s sole and exclusive risk and otherwise in accordance with the terms hereof and the TI Construction Drawings, may commence certain Tenant Improvements Work prior to receipt of the TI Permit. Tenant, at its sole cost and expense (but subject to reimbursement out of the TI Fund), shall be responsible for the filing of plans for the Tenant Improvements including all fees and related costs and for securing all permits and licenses required therefore provided that the cost of obtaining the TI Permit shall be payable from the TI Fund. Landlord shall assist Tenant in obtaining the TI Permit. Notwithstanding the foregoing, prior to commencing construction of the Tenant Improvements, Tenant shall first deliver to Landlord: (i) copies of each fully executed contract entered into between (A) Tenant and Tenant’s Architect and (B) Tenant and the Tenant Improvements general contractor, and pertaining to the Tenant Improvements and (ii) certificates of

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insurance from any person performing work on Tenant’s behalf within the Premises evidencing the following coverage: (1) commercial general liability coverage with loss limits in industry standard amounts, (2) workers’ compensation coverage in amounts required by applicable Legal Requirements, (3) employers liability coverage with loss limits of not less than $1,000,000 per occurrence, (4) automobile liability coverage in an amount not less than $1,000,000 per accident, (5) ”Builder’s All Risk” coverage in an amount approved by Landlord not exceeding the cost of construction of the Tenant Improvements and (6) as to Tenant’s Architect only, professional liability coverage in an amount of not less than $1,000,000 per occurrence (the “Tenant Improvements Deliveries”). Tenant, Landlord and Alexandria Real Estate Equities, Inc. will be named as additional insureds on the commercial general liability policy or policies and automotive liability policy or policies.

(b)           Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the determination shall be made by Tenant in Tenant’s reasonable discretion, unless the material or structure affects the structure, foundation, roof, load bearing walls or safety of the Building in which case determination shall be made by Landlord in Landlord’s reasonable discretion.

6.             Changes. Any changes requested by Tenant to the Landlord’s Work or the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 6 and shall be subject to the written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

(a)           Tenant’s Right to Request Changes. If Tenant shall request changes to Landlord’s Work or the TI Construction Drawings (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form AIA G701 (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within ten (10) business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

(b)           Implementation of Changes. If Landlord approves such Change and Tenant deposits with Landlord any Excess TI Costs (as defined in Section 7(d) below) required in connection with such Change within five (5) days thereof, Tenant may cause the approved Change to be instituted.

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7.             Costs.

(a)           Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain and deliver to Landlord a detailed breakdown, by trade, of the costs incurred or which will be incurred, in connection with the design and construction of Tenant’s Work (the “Budget”). The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 1% of the TI Costs (as hereinafter defined) for monitoring and inspecting the construction of Tenant’s Work, which sum shall be payable from the TI Fund. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, and shall be payable out of the TI Fund. If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, within 10 days following the determination of such excess amount pursuant to the Budget, for disbursement by Landlord as described in Section 7(d).

(b)           TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:

(i)            a “Tenant Improvement Allowance” in the maximum amount of $150.00 per rentable square foot in the Premises, or approximately $9,600,000 in the aggregate, which is included in the Base Rent set forth in the Lease; and

(ii)           an “Additional Tenant Improvement Allowance” in the amount of $5.00 per rentable square foot in the Premises, or approximately $320,000 in the aggregate, which shall, to the extent used, result in adjustments to the Base Rent as set forth in the Lease.

At any time prior to the earlier of (a) substantial completion of the Tenant’s Work and (b) the Rent Commencement Date, Tenant shall notify Landlord whether it has elected to receive from Landlord the Additional Tenant Improvement Allowance. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute discretion. The TI Allowance shall be disbursed in accordance with this Work Letter. Except as set forth below, Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for the construction of (x) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 4(c) or (y) any Changes pursuant to Section 6. Notwithstanding the foregoing, if Tenant does not use the full amount of the TI Allowance, the unused portion (subject to a cap of $10.00 per rentable square foot of the Premises, or approximately $640,000) shall be applied so as to delay the Rent Commencement Date for the period of time necessary to reflect an abatement of Rent equal to such unused portion.

(c)           Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design, permit and construction costs, incurred by Tenant in connection with the construction of the Tenant Improvements, including, without limitation, the cost of preparing the TI Design Drawings and the TI Construction Drawings, the purchase of all fixed equipment and materials incorporated into the Tenant Improvements, and all related tax obligations, all other costs set forth in the Budget, including Landlord’s Administrative Rent, the cost of Changes and those costs associated with construction and design expenses that do not require a construction permit prior to Tenant’s receipt of construction permits for the Tenant Improvements, up to $25,000 of Tenant’s signage costs pursuant to Section 38(c) of the Lease, and any other costs subject to reimbursement out of the TI Allowance as set forth in this Work Letter or in the Lease (collectively, “TI Costs”). As part of the costs covered by the TI Allowance, Tenant shall also be permitted to retain the services of an independent construction manager selected by Tenant and reasonably approved by Landlord to supervise the construction of the Tenant Improvements on behalf of Tenant. Landlord hereby consents to the hiring of Gary Ghio of G2 Facilities Management Consulting; any further change of construction manager shall again require Landlord’s approval, which approval shall not be

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unreasonably withheld conditioned or delayed. Landlord shall have the right to approve the cost and scope of services to be provided by Tenant’s construction manager, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building System materials or equipment, including, but not be limited to, biological safety cabinets and other scientific equipment not incorporated into the Improvements.

(d)           Excess TI Costs. It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Landlord’s Work, one hundred percent (100%) of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”) within ten(10) days following the determination of such excess amount pursuant to an approved Change which results in an increase to the Budget. If Tenant fails to deposit, or is late in depositing, the amount of the Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same will be considered Rent. Any Excess TI Costs held by Landlord, together with the remaining TI Allowance, is herein referred to as the “TI Fund.”  Any Excess TI Costs deposited with Landlord shall be the first funds disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 7(d), Tenant shall be fully and solely liable for TI Costs in excess of the TI Allowance. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

(e)           Payment for TI Costs. Following delivery of the Budget and the Tenant Deliveries, Landlord shall pay TI Costs once a month against a draw request in a commercially reasonable form, containing such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payment), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord:  (i) certificates setting forth the names of all contractors and subcontractors who did the work and final unconditional lien waivers from all such contractors and subcontractors; (ii) “as built” plans for such Tenant Improvements (1 copy in print format and two (2) copies in electronic CAD format), (iii) a certificate of substantial completion in form AIA G704, (iv) a certificate of occupancy (or its equivalent) and (v) copies of all operating manuals and warranties. Tenant may begin submitting draw requests for the reimbursement of costs Tenant incurs in connection with the drafting of the TI Design Drawings at any time after that date which is thirty (30) days after the date Lease is executed. In the event that Landlord fails to pay any of the TI Allowance in the manner and within the time required pursuant to this Work Letter, following written notice from Tenant to Landlord of such failure, and provided that Landlord does not cure such failure within ten (10) business days of such notice, then, in addition to any other rights and remedies at law or equity, Tenant may credit against Tenant’s next obligations to pay Rent under the Lease such unfunded amount, plus interest at the Default Rate from the date such payment was required until the date of the rental credit. The foregoing right of Tenant to credit against rent due shall not apply if Landlord reasonably disputes in writing any or all of its obligation to reimburse Tenant from the TI Allowance.

8.             Tenant Access.

(a)           Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the Building without any obligation to pay Rent: (i) as of the date of Initial Delivery in order to perform Tenant’s Work provided that such Tenant’s Work is coordinated with Landlord’s Architect and Landlord’s general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Landlord shall not charge directly or

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indirectly for the use of elevators, hoists, water, electricity, HVAC, security, or parking used at the Premises prior to the Commencement Date. Notwithstanding the foregoing, neither Tenant nor the Tenant Parties shall have any right to enter onto the Premises or the Project unless and until Tenant has delivered to Landlord evidence reasonably satisfactory to Landlord demonstrating that the insurance required to be obtained by Tenant pursuant to Section 5(a) above, has been placed in connection with such pre-commencement access, and is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.

(b)           No Interference. Neither Tenant nor any Tenant Party shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by the County of San Diego or the City of San Diego; provided, however, that Landlord and Tenant shall act reasonably to cause their respective contractors, service providers, and workmen involved in the construction of Landlord’s Work and Tenant’s Work to act in labor harmony with one another.

(c)           No Acceptance of Premises. The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date of Substantial Completion of Landlord’s Work for the purpose of performing any Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall indemnify and hold Landlord harmless from any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, to the extent caused by the willful misconduct or negligence of Tenant or any Tenant Party.

(d)           Notification of Delays. Not less than once each calendar month from the date of this Work Letter through the Commencement Date, Landlord shall deliver to Tenant written notification of the number of days during the immediately preceding calendar month Landlord’s performance under this Work Letter or the Lease was delayed as a result of Tenant Delays. Not less than once each calendar month from the date of this Work Letter through the Commencement Date, Tenant shall deliver to Landlord written notification of the number of days during the immediately preceding calendar month Tenant’s performance under this Work Letter or the Lease was delayed as a result of Landlord Delays or Force Majeure Delays. Claims of Force Majeure Delay on account of weather shall be substantiated by delivery to the party not claiming the Force Majeure Delay of notices or other documents of the affected party’s contractor affirming the existence and length of such weather related delay, including industry standard documentation.

9.             Miscellaneous.

(a)           Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b)           Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c)           Counterparts. This Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.

(d)           Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.

(e)           Time of the Essence. Time is of the essence of this Work Letter and of each and all provisions thereof.

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(f)            Default. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the TI Fund during any period Tenant is in Default under the Lease.

(g)           Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

(h)           Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Tenant’s Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

(i)            Entire Agreement. This Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

TENANT:

SENOMYX, INC.
a Delaware corporation

By:	/s/ Kent Snyder
Its:	Chief Executive Officer

LANDLORD

ARE-NEXUS CENTRE II, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
its managing member

By:	ARE-QRS Corp.,
a Maryland corporation,
its general partner

By:	/s/ Jennifer Pappas

Name:	Jennifer Pappas
Title:	V.P. and Assistant Secretary
Date:	January 12, 2006

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SCHEDULE A TO WORK LETTER

LI Plans

Shell & Core Plans:  All improvements per City of San Diego permitted drawings dated 12/20/04 (Issued for Bid 4/13/05) prepared by architects Delawie Wilkes Rodrigues Barker entitled Alexandria Technology Center-UTC 2, Core Building – CP1 as adjusted by the agreed to Value Engineering between Landlord and Tenant and subject to Minor Variations as more fully described in the Work Letter.

Central Plant Plans:  All improvements per City of San Diego permitted drawings dated 02/14/05 (Issued for Bid 4/13/05) prepared by architects Delawie Wilkes Rodrigues Barker entitled Alexandria Technology Center-UTC 2, Core Building – CP2 & Site Enclosure for Shell Building Central Plant Equipment as adjusted by the agreed to Value Engineering between Landlord and Tenant and subject to Minor Variations as more fully described in the Work Letter.

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SCHEDULE B TO WORK LETTER

Screening Solution

A ten foot high chain link fence (see drawing) with privacy slats.

[DRAWING OMITTED]

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SCHEDULE C TO WORK LETTER

Landlord’s Finish Work

1. Trellis

2. Building Lobby Improvements

3. Bathroom Improvements

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EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this       day of              ,                      , between ARE-NEXUS CENTRE II, LLC, a Delaware limited liability company (“Landlord”), and SENOMYX, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated as of             ,            (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is             ,               , the “Rent Commencement Date is                 ,            and the termination date of the Base Term of the Lease shall be midnight on February 28, 2017.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

SENOMYX, INC.,
a Delaware corporation

By:
Its:

LANDLORD:

ARE-NEXUS CENTRE II, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
its managing member

By:	ARE-QRS Corp.,
a Maryland corporation,
its general partner

By:

Name:
Title:
Date:

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EXHIBIT E TO LEASE

Rules and Regulations

The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

1.             Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the Common Areas, other than the Basement Parking Structure and Equipment Yard.

2.             Except for animals assisting the disabled and associated with Tenant’s research and development Permitted Uses, no animals shall be allowed in the offices, halls, or corridors in the Project.

3.             Tenant shall not disturb the occupants of the adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

4.             If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense, subject to reimbursement from the TI Allowance.

5.             Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease or in the TI Design Drawings. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

6.             Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.

7.             Tenant shall maintain the Premises free from infestation by rodents, insects and other pests.

8.             Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

9.             Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

10.           Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

11.           Tenant shall not permit the dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises in violation of any Hazardous Materials Laws.

12.           All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

13.           No auction, public or private, will be permitted on the Premises or the Project.

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14.           No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

15.           The Premises shall not be used for lodging, sleeping or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

16.           Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

17.           Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

18.           Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not related to Tenant’s Permitted Use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

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EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

[***]

***Confidential Treatment Requested

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EXHIBIT G TO LEASE

PARKING

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EXHIBIT H TO LEASE

SURRENDER PLAN

1.     Tenant’s environmental contractor (“Contractor”) will prepare and send a written 30-day advance notice to Department of Health Services, Radiological Health Branch in Sacramento, CA regarding Intent to Vacate facility along with form RH 5314, Certificate of Disposition of Materials. Landlord hereby consents to the hiring of Occupational Services, Inc. as the Contractor; any change of Contractor shall require Landlord’s approval, which approval shall not be unreasonably withheld conditioned or delayed.

Contractor will survey benches, floors, sinks, work areas, fume hoods, and storage areas in the radiation laboratories that are to be closed-out using appropriate survey instruments to determine if fixed contamination is present. Contractor will use large area gas proportional detectors for beta emitting radionuclides and a low energy gamma scintillation probe for I-125. Contractor will then collect an estimated 1,000 wipe test samples from the laboratory surfaces, including sinks, benches, floors, return air vents, floor drains and adjacent hallways, to determine if removable surface contamination is present. Wipe test samples will be analyzed at Contractor’s counting laboratory using Contractor’s Beckman model LS 6000SE liquid scintillation counter calibrated with NIST traceable H-3 and C- 14 reference sources and Contractor’s Gamma Counter calibrated with an I-125 reference source. The counting results will be reported in units of dpm/100 cm2.

Contractor will report locations of elevated contamination to Tenant. A “location of elevated contamination” is an area where removable or fixed contamination is greater than the Minimum Detectable Concentration (MDC) of our instruments. Contractor will retest and resurvey the “locations of elevated contamination” to verify adequate decontamination. The closeout survey, and accompanying report that documents the survey, will include the physical survey of the site, preparation of the wipes for LSC and Gamma counting, preparation of the license amendment request with survey report (~35 page document including data sheets) and review by a senior Contractor Health Physicist.

The amendment application and final termination report will be prepared according to guidelines contained in:

•      NUREG 1507, Minimum Detectable Concentrations with Typical Radiation Survey Instruments for Various Contaminants and Field Conditions (http://techconf.llnl.gov/radcri/1507.html)

•      MARSSIM, the Multi-Agency Radiation Survey and Site Investigation Manual. (http://www.epa.gov/radiation/marssim/)

Areas with elevated contamination will be cleaned by Contractor. The cleaned area will be resurveyed by Contractor to confirm that elevated contamination has been removed by the cleaning.

Contractor will prepare a detailed written amendment to Tenant’s RML requesting the addition of Tenant’s new facility. The amendment will include electronic maps demarcating the radioactive materials receipt, package open, use, storage, and disposal locations (decay in storage and isotope disposal sinks). We will include detailed tables listing each room name and room number to be listed on the license. We will include new sewer release limits on discharges to the sanitary sewer.

2.     Contractor will chemically decontaminate Tenant’s biological safety cabinets and incubators with paraformaldehyde before they are moved or shipped. The decontamination procedures will

Copyright © 2005, Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary – Do Not Copy or Distribute.  Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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adhere to the NSF 49 Standard. Contractor will start the work in the evening, between 4:00 p.m. – 6:00 p.m.

The decontamination process takes approximately 14 hours, during which the cabinets will be encapsulated with plastic sheeting and duct tape. No persons are permitted to enter the entire suite during the decontamination process. There will be no human access into the suite until Contractor returns the following morning to remove the encapsulation and neutralize the agent. At that time the decontamination process is complete and persons may enter the suite.

3.     Contractor will biologically decontaminate Tenant’s walk-in cold rooms. Contractor will issue a signed certificate of decontamination for each walk-in cold room. The walk-in cold rooms will be sprayed down with Sporicidin, a registered disinfectant and cleaner and then fogged with Actril® Cold Sterilant.

4.     Contractor will wipe down the chemical fume hoods once empty. Only the accessible portions of fumehoods (not ducting or fans) will be cleaned. Inaccessible areas (i.e., the plenums and duct work above the fume hood) will not be cleaned. Contractor will issue signed certificates documenting the cleaning. Contractor is not conducting confirmatory sampling after cleaning to verify the fume hoods are completely free of hazardous substances.

5.     Contractor will wipe down the flammable liquid, acid, base, and chemical cabinet storage cabinet once they are empty.

6.     Contractor will issue signed certificates documenting the cleaning. Contractor is not conducting confirmatory sampling after cleaning to verify the cabinets are completely free of hazardous substances.

7.     Contractor will contact vendors, conduct site walk, and obtain quotes from qualified vendors for the transportation and disposal of chemicals.

8.     Contractor will request gas supplier(s) to pick up compressed gas cylinders from facility.

9.     Contractor will contact biohazardous waste hauler and have biohazardous materials and biohazardous waste disposed of using a registered hauler.

10.   Contractor will physically verify that containers of hazardous materials have been disposed of from the site.

11.   Contractor will perform the following steps associated with Tenant licenses and permitting agreements:

•      Send letter to the agency to terminate the San Diego Industrial Wastewater permit, and attend final inspection, if conducted by regulator.

•      Send letter to the agency to terminate the San Diego County Health Department permit and attend final inspection, if conducted by regulator.

•      Send letter to the agency to terminate the EPA Hazardous Waste Identification Number and attend final inspection, if conducted by regulator.

•      Send letter to the agency to terminate the San Diego Fire Department Permit and attend final inspection, if conducted by regulator.

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•      If follow up correspondence is required by the Radiological Health Branch in Sacramento, CA after the initial amendment is submitted, the time spent preparing the response letter will be invoiced at Contractor’s hourly rate and will be paid for entirely by Tenant.

12.   Tenant will contract a janitorial contractor to conduct cleaning so that the building is “broom clean”.

13.   Tenant shall provide a written report of Contractor documenting that all measures required herein have been completed in accordance with the requirements hereof.

14.   Tenant and its Contractor shall participate in any measures taken by Landlord to verify the performance of the aforementioned surrender requirements, including but not limited to, phone interviews and site visits.

15.   Tenant shall remain liable for all of the obligations and requirements set forth herein notwithstanding its hiring of the Contractor.

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EXHIBIT I TO LEASE

LIST OF ENVIRONMENTAL REPORTS

1.     ENVIRON, 2/6/03:  Phase I Environmental Site Assessment, 4757 Nexus Centre Drive, San Diego, California.

2.     ENVIRON, 1/6/06:  Phase I Environmental Site Assessment Update and Limited Phase II Investigation, 4757 and 4767 Nexus Centre Drive, San Diego, California.

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